UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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WEATHERFORD INTERNATIONAL LTD.

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WEATHERFORD INTERNATIONAL LTD.

Weatherford®

2013 PROXY STATEMENT

Notice of Annual Meeting of Shareholders
to be held on June 20, 2013

TABLE OF CONTENTS

A Message from Our Board of Directors	i
Letter from the Chairman and CEO	ii
Voting Instructions	iii
Audit Committee Oversight and Engagement	iv
Executive Compensation	viii
Director Nomination	x
Notice of Annual General Meeting of Shareholders and Proxy Statement	1

The Governance Overview (pages i - xii) is available for our French and German readers at www.wftproxy.com. Please note that these are unofficial translations of the original English language document and that, in the event of divergence between the English and the translated texts, the English version shall prevail. Only the complete, English language Proxy Statement, as filed with the SEC, is legally valid.

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A MESSAGE FROM OUR BOARD OF DIRECTORS

Dear fellow Weatherford shareholder,

As your Board of Directors, we strive to ensure that Weatherford’s business as well as affairs are managed in a manner that is effective and accountable, and serves your long-term interests. High standards of corporate governance are central to effective oversight of Weatherford’s business, and maintaining the trust and confidence of our shareholders.

Board Actions

In March 2011, Weatherford discovered and disclosed tax accounting errors and a material weakness in our internal controls related to accounting for income taxes. The two years since have been a challenging period for the Company and our shareholders.

The Audit Committee has led Weatherford through a period of intense accounting introspection. On pages iv to vii, we are reporting on actions undertaken throughout the restatement process, that have benefited, and will continue to benefit, our Company and shareholders in the years ahead.

We place significant importance on maintaining an active dialogue with our current and potential shareholders. Investor feedback regarding executive compensation has led the Compensation Committee to modify our executive compensation plan, including improvements to our 2013 long-term incentive awards that create greater linkage between pay and performance. These changes, and information regarding the CEO’s request that his 2012 equity grant be rescinded, are detailed on page viii.

Board Changes

We would like to thank Dr. Samuel W. Bodman, III, who, after having contributed invaluably to Weatherford’s direction and management, is retiring from our Board for personal reasons, and has declined to stand for re-election.

After considering a number of candidates, the Corporate Governance and Nominating Committee has identified Mr. John D. Gass and Mr. Francis S. Kalman as new independent directors to be nominated at our Annual General Meeting of Shareholders. Mr. Gass brings exceptional engineering and operational qualifications coupled with many years of diverse international experience at a global exploration and production company. Mr. Kalman has an extensive and accomplished accounting, auditing and financial reporting background, which has led him to top executive positions in the oil and gas industry. Their detailed biographies can be found on page 11. Mr. Gass and Mr. Kalman would be welcome additions to an already strong and qualified Board. Mr. Kalman will, if elected, serve as Vice Chairman on the Audit Committee.

A New Chapter

We thank our shareholders for their determined and steadfast trust and support. The strength of Weatherford lies in its formidable industrial core built around an exceptional and select group of specialized business segments. We are now emerging with a disciplined focus on both capital efficiency and operational excellence, which will produce and deliver value to our shareholders. This is the next phase of our history, and we are proud to serve as your directors.

Weatherford International Ltd. – 2013 Proxy Statement   i

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LETTER FROM THE CHAIRMAN AND CEO

Dear fellow shareholder,

I am pleased to invite you to participate in Weatherford’s 2013 Annual General Meeting of Shareholders which will be held at 9:00 A.M. (Central European Summer Time, CEST) on Thursday, June 20, 2013, at the Mandarin Oriental Hotel located at Quai Turrettini 1, 1201 Geneva, Switzerland.

I hope you will be able to participate as this is an opportunity for the Board of Directors to present Weatherford’s strategy and performance to our shareholders, and to respond to your questions.

Please vote right away

At this year’s Annual General Meeting, we are proposing six voting items, which are explained in detail in this Proxy Statement.

This year’s agenda will include the re-election of eight existing directors and the election of two new directors. The biographies of our director nominees are presented on page 11.

We are also asking our shareholders to ratify the appointment of a new public accounting firm, and to vote on other important matters related to Weatherford’s governance and executive compensation.

These proposals will promote Weatherford’s future success, and therefore, the Board recommends that you give them your support by voting FOR all of the proposed agenda items.

Improved shareholder documents

Weatherford endeavors to communicate clearly and transparently with our shareholders. We have improved our communications around this year’s Annual General Meeting by enhancing the format of our Proxy Statement and Annual Report so that they are easier for you to read and to navigate. We have also added an overview of governance actions, which you will find at the beginning of our Proxy Statement. This section presents information on Board oversight of themes that are important to our shareholders, including tax accounting and executive compensation.

I also encourage you to visit our website at www.wftproxy.com where you will find centralized and up-to-date information regarding the Annual General Meeting.

The Weatherford Board appreciates your support and involvement

I offer my humble thanks and deep respect to Weatherford shareholders for your faith in our strategy amidst challenging returns this past year, and to our Board of Directors for supporting our vision and offering steadfast direction. We are firm in our mission, strategy, culture and unshakeable intent to grow shareholder value to the benefit of our clients, owners and employees.

Sincerely, Bernard J. Duroc-Danner Chairman of the Board, President and Chief Executive Officer

Weatherford International Ltd. – 2013 Proxy Statement   ii

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VOTING INSTRUCTIONS

Vote before our Annual General Meeting

Every vote matters to the future of Weatherford. Even if you plan to attend the meeting, please take the time to vote in advance using one of the following methods.

In all cases, have your proxy card or voting instruction form in hand and follow the instructions.

Agenda items which require your vote		Board recommendation
ITEM 1	Approve the 2012 Annual Report, the Consolidated Financial Statements for fiscal year 2012 and the Statutory Financial Statements of Weatherford International Ltd. for fiscal year 2012.	FOR
ITEM 2	Discharge the Board of Directors and executive officers from liability under Swiss law for the year ended December 31, 2012.	FOR
ITEM 3	Elect directors.	FOR each director
ITEM 4	Ratify the appointment of KPMG LLP as our independent registered public accounting firm and elect KPMG AG, as our Swiss statutory auditor.	FOR
ITEM 5

Approve amendments to our Articles of Association to authorize issuable authorized share capital in an amount equal to 18.22% of current stated capital and grant an authorization of the Board of Directors to issue shares from authorized share capital for the period from June 20, 2013 to June 20, 2015.

FOR
ITEM 6	Adopt an advisory resolution approving the compensation of the named executive officers.	FOR

You are a shareholder of record

If you hold Weatherford shares directly in your name, please complete, **sign and return your proxy card** as follows:

Vote by mail

When — Complete and send your proxy card immediately to allow time for our receipt of your completed proxy card on or before June 18, 2013

How — Follow these instructions to mark, sign and date your proxy card

Cast your vote by marking either 'For,' 'Against' or 'Abstain' in black or blue ink

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
DETACH AND RETURN THIS PORTION ONLY
WEATHERFORD INTERNATIONAL LTD.
For
Against
Abstain
Yes
No
RETURN YOUR COMPLETED PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED OR SEND IT TO Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Be sure to sign and date your proxy card

And select your choice of proxy

You are a beneficial shareholder

If you hold your Weatherford shares through a broker, bank or other nominee, **you can vote by Internet, by telephone or by mail.**

Visit our Annual General Meeting website

We have centralized all of our Annual General Meeting materials in one place at **www.wftproxy.com**
There, you can download electronic copies of our Annual Report and Proxy Statement, and use the link to vote.

www.proxyvote.com

When — 24h/7 until 2:00 P.M. Swiss time (8:00 A.M. New York time) on June 19, 2013

How — Use the Internet to transmit your voting instructions

1-800-690-6903

When — 24h/7 until 2:00 P.M. Swiss time (8:00 A.M. New York time) on June 19, 2013

How — Use any touch-tone telephone to transmit your voting instructions

Weatherford International Ltd. – 2013 Proxy Statement   iii

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AUDIT COMMITTEE OVERSIGHT AND ENGAGEMENT

In March 2011, we discovered and disclosed a material weakness in our internal controls related to accounting for income taxes. These issues were a setback for Weatherford and for our shareholders. During 2012 the Company continued to work through the impact of the issues as additional tax accounting errors were identified, resulting in significant changes to prior periods’ financial results.

Over the past two years, we undertook a thorough and comprehensive review of our tax accounts and internal controls related to accounting for income taxes. We overhauled our financial organization and tax accounting processes in order to strengthen our internal control structure and enhance our management and oversight of tax matters.

We put in place robust processes, controls and a culture of accountability related to our accounting for income taxes. As of now, effective oversight of accounting and tax matters stands at the heart of Weatherford and serves as a foundation for rebuilding trust and creating value for our shareholders.

Weatherford is moving forward in 2013 and beyond to significantly reduce our effective tax rate, which should add significant value for all stakeholders of the Company.

The Role of the Audit Committee

The Weatherford Audit Committee plays a vital role in ensuring the integrity of our financial reporting, and the quality of our internal control and risk management systems.

This year, we are nominating Mr. Francis S. Kalman to be elected at our Annual General Meeting of Shareholders. Mr. Kalman brings substantial financial expertise to the Company. If elected, Mr. Kalman will serve as Vice Chairman of the Audit Committee. Mr. Robert Rayne, Audit Committee Chairman, will continue to serve in his position to provide leadership continuity at an essential time, especially in light of his knowledge and experience as the Company moves towards final resolution of the U.S. government investigations. We believe this structure will provide additional expertise to support management in 2013 as we work towards the remediation of the tax accounting material weakness as well as the final resolution of the U.S. government investigations.

Together, the Audit Committee has directed the overhaul of our tax accounting function. In carrying out their responsibilities, members of the committee:

•

Had direct access to management and the resources of the Company, as required, including internal and external auditors;

•

Oversaw the completion of independent audits of Weatherford’s controls and processes;

•

Oversaw the recruitment of third-party tax advisors and consultants to support recently recruited Weatherford professionals’ transition into their roles;

•

Assured sufficient financial resources were available to management;

•

Oversaw the transition to a new Senior Vice President and Chief Financial Officer, Vice President of Tax and Vice President and Treasurer, and the restructuring of the financial organization;

•

Closely followed the 2012 restatement process, during which the Chairman of the Audit Committee took an active role in weekly progress calls with Weatherford’s Senior Vice President and Chief Financial Officer and Vice President of Tax;

•

Held 13 Audit Committee meetings during 2011 and 13 during 2012;

•

Received status updates at each Audit Committee meeting from management and independent auditors regarding the progress to resolve the identified income tax accounting issues;

•

Oversaw the remediation of a material weakness related to percentage of completion accounting identified during 2012 such that it was fully resolved by year end;

•

Directed negotiations with government agencies towards the resolution of the U.S. government investigations; and

•

As a matter of good corporate governance, has proposed the ratification of a new independent auditing firm in order to provide a fresh look into the Company’s financial reporting. The new firm will be voted on at our Annual General Meeting of Shareholders.

Members of the Audit Committee have executed the responsibilities outlined in their committee charter to ensure the highest standards apply to Weatherford’s financial and reporting structure, and they remain fully engaged to ensure identification and mitigation of future risk.

Weatherford International Ltd. – 2013 Proxy Statement   iv

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New 2013 Director Nominee to Serve as the Vice Chairman of Audit Committee

At the 2013 Annual General Meeting, we are nominating Mr. Francis S. Kalman to serve as an independent director, who will act, if elected, as Vice Chairman of the Audit Committee.

There is a thorough and transparent procedure for the appointment of new directors to our Board. Qualified nominees are identified and selected on merit against objective criteria according to the director nomination procedure, which is presented on page x.

Specific Skills of the Proposed Audit Committee Member

•

Public accounting qualifications

•

Financial expertise

•

Financial leadership experience

•

Experience on the Audit Committee of a large publicly traded corporation

The particular experience, qualifications, attributes and skills that led our Board to conclude that Mr. Kalman should serve as a director and Vice Chairman of the Audit Committee include:

Francis S. Kalman Audit Committee Specific Skills and Qualifications

Public accounting qualifications	Experience as a certified public accountant in a global accounting firm and experience supervising the independent auditor as an Audit Committee chairman.
Financial expertise

Mr. Kalman spent his career in finance, accounting and financial reporting for global companies. His financial experience encompasses mergers and acquisitions, financial restructuring, public financial markets, internal controls and auditing, with experience overseeing multinational company income taxes including accounting for uncertain tax positions. Mr. Kalman also has experience with internal controls, Sarbanes-Oxley compliance and oversight of internal audits.

Financial leadership experience

Over twenty years of CFO experience at McDermott International Inc., Vector ESP Inc., Chemical Logistics Corporation, Keystone International, Inc., American Ref-Fuel and United Gas Pipeline Company. Mr. Kalman’s background includes experience with mergers and acquisitions.

Experience on the Audit Committee of a large publicly traded corporation

Experience serving on the Audit Committee of several corporations, including Ensco plc and Kraton Performance Polymers, and as the Chairman of Pride International, Inc.’s Audit Committee from 2005-2011. Mr. Kalman also has extensive expertise regarding oversight and resolution of FCPA compliance and investigations.

The Role of Management

Weatherford’s management has been given the priority of improving internal controls and financial reporting as well as reinforcing financial transparency. These are essential tasks that require substantial activity to create tangible and lasting results.

In March 2012, John H. Briscoe assumed the role of Senior Vice President and Chief Financial Officer. He brings to the position significant industry and public accounting experience with over 30 years of accounting and financial expertise. He has already made a substantial contribution to enhancing Weatherford’s internal controls and financial reporting process.

In 2012, we further reinforced our finance leadership team with the recruitment of a new Vice President of Tax and a Vice President and Treasurer. We have also recruited over 35 experts in tax planning, transfer pricing, tax compliance and tax accounting in both our corporate and regional financial organizations. Our new employees are accomplished professionals who have acquired experience in either large multinational corporations or renowned international accounting firms. They will bring substantial expertise to Weatherford to better ensure that our new processes will be executed as planned.

The Board of Directors continues to support and challenge Mr. Briscoe and his team as they review and enhance the Company’s income tax accounting process and related internal control procedures. Management’s commitment to improve Weatherford’s processes will continue through 2013 with increased oversight on the quality of tax reporting information, and substantial efforts devoted to reduce the effective tax rate to a level commensurate with other similarly situated multinational companies.

Transparent shareholder engagement

Throughout the restatement process, management has gone beyond required public disclosures to engage shareholders and enhance transparency:

•

We published updates on progress and methodology on our website and also furnished them to the SEC

•

We provided substantial additional information and progress reports during earnings conference calls and press releases

•

We held regular and ongoing dialogues with our largest shareholders

•

Management and Investor Relations engaged the investor community through earnings calls, analyst conferences, enhanced outreach and frequent meetings with shareholders

Weatherford International Ltd. – 2013 Proxy Statement   v

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As detailed in the table below, our response to the material weakness in our internal controls related to our accounting for income taxes has been comprehensive and thorough.

Progress against Action Plan

2013 Update
Comprehensive tax account review	We have completed a comprehensive review of our tax accounts and performed an exhaustive search for uncertain tax positions in all of Weatherford’s entities and jurisdictions.
Enhanced internal controls	Controls over accounting for income taxes have been completely rewritten and made more effective.
Reinforced financial organization

The makeup of our financial organization has been reviewed, strengthened and restructured, resulting in significantly improved reporting, alignment and accountability of our field tax accounting with clear ownership of tax accounts.

Expert support and advice

When our tax accounting issues were first identified, we brought in external experts to assist with the restatement and realignment of our tax accounting. We engaged experts in tax accounting, international taxes and internal controls, including professionals with substantial knowledge of processes of large multinational organizations. Our outside advisors have provided over 272,000 hours of time to the restatement and remediation at a cost of over $100 million to Weatherford to help ensure that we addressed the issue fully and appropriately.

Methodical training of Weatherford personnel

In-depth tax accounting training has been provided throughout the organization including field level financial, regional tax and corporate personnel. This included training for income tax accounting under US GAAP for our global accounting and tax organization through multi-day regional training programs designed specifically for Weatherford. Tax training will be reinforced during 2013.

Timely tax basis balance sheet preparation

We have prepared tax basis balance sheets and reconciliations of tax accounts across all legal entities to enable timely detection of potential errors. We also prepared reviews for unrecorded taxes and uncertain tax positions across every legal entity.

Updated IT infrastructure

We continue to evaluate our IT infrastructure to ensure that it adequately supports our income tax process and have implemented significant additional technology solutions to further eliminate manual processes, providing the long-term sustainability of these improvements.

Embedding Control at the Core of Weatherford

We have adopted the COSO internal control framework model, which provides a structure by which management can establish, maintain and monitor their system of internal controls and procedures for financial reporting.

The framework consists of five interrelated components derived from the way management runs its business. There is a direct relationship between the Company’s core objectives and the components, which represent what is needed to achieve the objectives of the COSO framework as represented in the following categories:

•

Effectiveness and efficiency of operations

•

Reliability of financial reporting

•

Compliance with applicable laws and regulations

•

Oversight of the Company’s compliance with legal & regulatory requirements

•

Ensurance of auditors’ independence

•

Oversight of internal audit

COSO

The Committee of Sponsoring Organizations of the Treadway Commission (COSO) is a joint initiative of five private sector organizations: the American Accounting Association, the American Institute of Certified Public Accountants, Financial Executives International, the Association of Accountants and Finance Professionals in Business and the Institute of Internal Auditors. COSO is dedicated to providing thought leadership through the development of frameworks and guidance on enterprise risk management, internal control and fraud deterrence.

Weatherford International Ltd. – 2013 Proxy Statement   vi

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Weatherford’s internal controls related to income tax accounting have been reinforced to better ensure that relevant checks and balances are in place.

Tax Planning

When our tax accounting issues were identified, Weatherford’s Audit Committee and management determined that our response should include substantial improvements to our internal controls and process improvements to reduce the risk of human error. We also resolved that tax, accounting, treasury, field operations and other departments must work together to achieve the goal of significantly reducing our effective tax rate, thereby improving our financial performance for all stakeholders.

Our 2012 effective tax rate

Our 2012 annual effective tax rate was 50%. Our tax rate was high due to the impact of adjustments to tax accounts identified during the validation process. Our focus during 2012 was to complete the validation process, and to file the Company’s restated financial statements. Throughout 2013 we will continue to focus on the process of tax efficiency improvements.

Income tax expense in 2013

The Audit Committee and management have worked together to establish a robust accounting and tax platform. We expect our 2013 tax rate to decline to around 34% and as we progress in future years be further reduced to a normal rate for a non-U.S. domiciled company.

•

Our tax, accounting, treasury, field operations and other departments are working together with the goal of significantly reducing our effective tax rate;

•

We have a thorough understanding of our tax structure, which allows us to prioritize actions to reduce our tax rate during 2013 and in future periods; and

•

The execution of our tax strategy is already proving to be effective.

Weatherford has always been an excellent company with exceptional market focus and service quality. Our tax accounting issues, although a substantial setback, have ultimately resulted in organizational clarity and substantial improvements which will benefit our Company and shareholders in the years ahead.

The Company has undergone significant changes to its internal controls surrounding accounting for income tax. However, due to the nature and timing of the year-on-year tax provision process, and to ensure the controls are effective and sustainable, this course of action can only be performed at year-end.

Weatherford International Ltd. – 2013 Proxy Statement   vii

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EXECUTIVE COMPENSATION

Weatherford’s executive compensation program aligns pay with performance. Our executive officers will receive their maximum reward opportunity only if Weatherford performs exceptionally well and our shareholders benefit from that performance.

Shareholder outreach

At our 2012 Annual General Meeting, our 2011 executive officer compensation was approved by a vote of 55%. To better understand their concerns and objections, during 2012, we reached out proactively to our 50 largest shareholders, and we had meaningful engagement, including telephonic and personal meetings, with 19 of our 20 largest investors. We modified our program in consideration of those interactions, including improvements to our 2013 long-term incentive awards.

Our CEO relinquished his 2012 equity award

In December 2012, considering our depressed share price, our CEO asked the Compensation Committee to rescind his 2012 equity grant, even though more than two full years remained before it would be measured for performance and vest. The Committee agreed and approved the termination of the award. We believe this extraordinary action is a further reflection of the commitment of the CEO and the Committee to our pay-for-performance philosophy.

No CEO salary increase	Our CEO salary remains unchanged at 2009 levels.
Current year CEO LTI awards require substantial share price increase to vest

Half of the performance-based long-term incentive equity awards granted in 2012, and all of them granted in 2013, will vest only if we achieve a compound annual share price increase of 10%, and they fully vest at the maximum level only if we achieve 20%.

Key features of Weatherford’s 2013 executive officer compensation program

The Compensation Committee believes that our 2013 executive officer compensation program aligns the interests of our executives with those of shareholders and Weatherford’s long-term success.

Best compensation practices we follow	Poor compensation practices we avoid
Annual say on pay vote is supported by proactive shareholder engagement	NO discretionary bonuses or multi-year guaranteed bonuses
Fully independent Compensation Committee	NO Section 280G or Section 409A tax gross-ups
CEO pay is aligned with Company performance: our CEO compensation is aligned with shareholder returns	NO hedging or derivative transactions of Weatherford stock by executives or directors

The majority of executive officer pay is performance aligned: most of our executives’ reward opportunity is at-risk and depends on pre-determined and measurable objectives that benefit Weatherford and our shareholders

Severance benefits are not augmented by a change in control and are “double trigger” arrangements
Metrics for 2013 performance pay are fully disclosed in this Proxy Statement along with historical pay	NO excessive “burn rate” in the usage of equity awards
Retirement benefits are aligned with shareholder interests: our CEO’s primary retirement benefit is denominated in Company shares that correlate directly with shareholder returns	NO “modified single trigger” contracts
The Board can recoup executive officer compensation through our executive officer compensation clawback policy
Stringent share ownership guidelines: our executive officers must hold Weatherford shares equal in value to three times their base salary (six times for our CEO)

Weatherford International Ltd. – 2013 Proxy Statement   viii

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Demonstrable alignment of Pay with Performance

As shown by the table below, Weatherford’s executive compensation program aligns pay with performance. Our CEO’s realized compensation for the years 2010-2012, relative to our peers, correlates strongly with our total shareholder return for the same period, relative to our peers.

Weatherford International Ltd. – 2013 Proxy Statement   ix

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DIRECTOR NOMINATION

The correct balance of skills, experience and qualifications is critical to ensuring that Weatherford’s Board oversees the Company effectively for our shareholders.

Evolution of the Board of Directors

Our Corporate Governance and Nominating Committee is focused on enhancing the diversity of skills and experience of the directors who serve on our Board.

Our priority in 2012 was to identify additional highly qualified directors to serve on our Board beginning in 2013. We sought to recruit directors with broad relevant experience and specific skills related to Committee assignments.

Induction of new directors

To ensure that our new directors are effective as soon as possible, shortly after their appointment, they will undergo an induction program that will include:

•

An extensive presentation of our business, operations and strategy

•

Meetings with senior executive management

•

An in-depth briefing from Investor Relations

•

The opportunity to visit Weatherford operations

•

Familiarization with our Code of Conduct policies

Skills and qualifications required of all Weatherford directors
• Highest standard of business ethics and corporate governance • Good strategic vision and judgment, the ability to constructively challenge • Risk oversight	• Relevant business leadership experience • Broad international exposure • Extensive knowledge of the oil & gas industry, or a closely related sector

The process for identifying director nominees is as follows:

After a comprehensive review of potential directors’ skills and qualifications, the Board unanimously recommends that John D. Gass and Francis S. Kalman be elected to Weatherford’s Board of Directors.

A presentation of our director nominees’ qualifications, skills and experience can be found on page 11 of this Proxy Statement.

Weatherford International Ltd. – 2013 Proxy Statement   x

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The Weatherford Board of Directors

BERNARD J. DUROC-DANNER Chairman and CEO Director since 1988 Other public boards LMS Capital plc

NICHOLAS F. BRADY

Independent director

Committees

Corporate Governance

and Nominating

Director since 2004

Other public boards

Hess Corporation,

Holowesko Partners Ltd.,

Franklin Templeton

Investment Funds

(Chairman)

	DAVID J. BUTTERS Independent director Committees Audit, Corporate Governance and Nominating (Chair) Director since 1984 Other public boards GulfMark Offshore, Inc. (Chairman)	JOHN D. GASS 2013 director nominee Other public boards Southwestern Energy Co.	FRANCIS S. KALMAN 2013 director nominee Other public boards Ensco plc, Kraton Performance Polymers, Inc.

BERNARD J. DUROC-DANNER

Dr. Duroc-Danner is a valued member of the Board because of his background, his depth of knowledge of the oilfield service industry, domestically and internationally, and his 26 years of experience in successfully leading and expanding the Company’s business. As President and Chief Executive Officer, Dr. Duroc-Danner serves as an important link between senior management and the Board, and he brings to the Board an invaluable perspective in strategic planning for the future growth of the Company.

SPECIFIC AREAS OF EXPERTISE • Business Leadership • Visionary Perspective • Industry Expertise • Strategic Planning

NICHOLAS F. BRADY

During his career in both the public and private sectors, Mr. Brady acquired significant financial, managerial and investment banking experience, international public policy knowledge and relationships in business and government. Mr. Brady’s educational background, his high level of financial literacy and his extensive experience in the public and private sectors are assets to the Board of Directors in carrying out its duties.

SPECIFIC AREAS OF EXPERTISE • Government • Business Leadership • International • Finance

DAVID J. BUTTERS

Mr. Butters’ extensive career experience in investment banking is an asset to the Audit Committee in carrying out its duties. In addition, his chief executive officer experience and his depth of knowledge of the Company’s business as a result of his 29-year directorship on our Board provide us with a valuable perspective in making strategic decisions and planning for our future.

SPECIFIC AREAS OF EXPERTISE • Finance • Business Leadership • Industry Experience

JOHN D. GASS

Mr. Gass has 38 years of experience in the international exploration and production industry, including executive leadership experience, which will be a valuable asset to our Board in its strategic planning and decision-making processes. Mr. Gass is a retired Vice President of Chevron Corporation and President of Chevron Gas and Midstream, a position he held from 2003 until his retirement in 2012. Mr. Gass joined Chevron in 1974 and, over the next 38 years, held positions of increasing responsibility, both domestically and abroad, in engineering, operations and executive management.

SPECIFIC AREAS OF EXPERTISE • Industry Experience • International • Strategic Planning • Business Leadership

FRANCIS S. KALMAN

Mr. Kalman has extensive experience in accounting and financial reporting, including chief financial officer experience and serving as chairman of the Audit Committee of a public company. In addition to financial expertise, he also has executive leadership and strategic planning experience in the international energy service industry that will complement the mix of our other nominees.

SPECIFIC AREAS OF EXPERTISE • Accounting & Finance • Industry Experience • International • Business Leadership

Weatherford International Ltd. – 2013 Proxy Statement   xi

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The Weatherford Board of Directors

WILLIAM E. MACAULAY Independent director Committees Compensation (Chair) Director since 1998 Other public boards Dresser-Rand Group, Inc. (Chairman), Glencore International plc	ROBERT K. MOSES, JR. Independent director Committees Audit, Compensation Director since 1998 Other public boards None

GUILLERMO ORTIZ

Independent director

Committees

Audit, Compensation

Director since 2010

Other public boards

Grupo Aeroportuario

del Sureste,

Grupo Comercial Chedraui

S.A.B. de C.V.,

Mexichem S.A.B. de C.V.,

Vitro S.A.B. de C.V.

EMYR JONES PARRY Independent director Committees Corporate Governance and Nominating Director since 2010 Other public boards None

ROBERT A. RAYNE

Independent presiding director

Committees

Audit (Chair), Corporate Governance and Nominating

Director since 1987

Other public boards

Chyron Corporation,

Derwent London plc

(Non-Executive Chairman),

LMS Capital plc

WILLIAM E. MACAULAY

Mr. Macaulay’s investment and financial expertise, chief executive officer experience and extensive knowledge of the oilfield service industry are important assets to the Board in its decision-making process and in strategic planning.

SPECIFIC AREAS OF EXPERTISE • Business Leadership • Finance • Industry Expertise • Strategy

ROBERT K. MOSES, JR.

Mr. Moses’ investment experience, extensive knowledge of and experience in the oilfield service industry and institutional knowledge of one of Weatherford’s most significant legacy companies provide a unique perspective that is an asset to the Board in its decision-making process.

SPECIFIC AREAS OF EXPERTISE • Industry Experience • Visionary Perspective • Strategy • Finance

GUILLERMO ORTIZ

Dr. Ortiz is a valuable member of the Audit Committee because of his extensive finance and banking experience, particularly relating to global economic matters and multinational financing. In addition, he brings to the Board an important international perspective.

SPECIFIC AREAS OF EXPERTISE • Finance • Government • International • Business Leadership

EMYR JONES PARRY

Sir Emyr brings to the Board a wealth of government relations experience, a high level of public and social policy knowledge and an important international perspective that are valuable to the Board in making global business decisions.

SPECIFIC AREAS OF EXPERTISE • Government • International • Public and Social Policy • Academics

ROBERT A. RAYNE

Mr. Rayne has expertise in a wide range of sectors in addition to the oilfield service industry, including the real estate, media, consumer and technology industries. His 26-year tenure on our Board and his financial and investment expertise, chief executive officer experience, international perspectives and diversity of expertise are beneficial to the Board in carrying out its duties.

SPECIFIC AREAS OF EXPERTISE • Business Leadership • Finance • Industry Expertise • International

Weatherford International Ltd. – 2013 Proxy Statement   xii

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Notice of Annual General Meeting of Shareholders

June 20, 2013

9:00 A.M. (Swiss time)

The Mandarin Oriental Hotel, Quai Turrettini 1, 1201 Geneva, Switzerland

AGENDA ITEMS:

1.

Approve the 2012 Annual Report, the Consolidated Financial Statements for fiscal year 2012 and the Statutory Financial Statements of Weatherford International Ltd. for fiscal year 2012.

2.

Discharge the Board of Directors and executive officers from liability under Swiss law for the year ended December 31, 2012.

3.

Elect the following nominees as directors of the Company to hold office until the 2014 Annual General Meeting: Dr. Bernard J. Duroc-Danner, Mr.  Nicholas F. Brady, Mr.  David J. Butters, Mr. John D. Gass, Mr. Francis S. Kalman, Mr.  William E. Macaulay, Mr.  Robert K. Moses, Jr., Dr. Guillermo Ortiz, Sir Emyr Jones Parry and Mr.  Robert A. Rayne.

4.

Ratify the appointment of KPMG LLP as our independent registered public accounting firm and elect KPMG AG as our Swiss statutory auditor for the year ending December 31, 2013.

5.

Approve amendments to our Articles of Association to authorize issuable authorized capital in an amount equal to 18.22% of current stated capital and grant authority to the Board of Directors to issue shares from authorized share capital for the period from June 20, 2013 to June 20, 2015.

6.

Adopt an advisory resolution approving the compensation of the named executive officers.

7.

Any other matters that may properly come before the meeting.

ORGANIZATIONAL MATTERS

We have established the close of business on May 30, 2013 as the record date for determining the shareholders listed in our share register (registered shareholders) entitled to attend, vote or grant proxies to vote at the meeting or any adjournments or postponements of the meeting.

A copy of this proxy statement and enclosed proxy card are being sent to each shareholder registered in our share register as of April 19, 2013. Any additional shareholders who are registered in our share register on our record date of May 30, 2013 will receive a copy of these proxy materials after the record date.

Only shareholders who are registered in our share register as of May 30, 2013 will be entitled to attend, vote or grant proxies to vote at the Annual General Meeting.

ANNUAL REPORT, CONSOLIDATED FINANCIAL STATEMENTS

The 2012 Annual Report on Form 10-K and the audited consolidated financial statements of Weatherford International Ltd. for the year ended December 31, 2012 and accompanying auditors’ reports have been filed with the U.S. Securities and Exchange Commission (which we refer to in this proxy statement as the SEC). Complete copies of these materials are available on our website at www.weatherford.com and will be made available for inspection by the shareholders of Weatherford International Ltd. at our principal executive offices in Switzerland, located at 4-6 Rue Jean-François Bartholoni, 1204 Geneva, Switzerland, telephone number +41.22.816.1500, beginning May 30, 2013. Any record shareholder may obtain a copy of these documents free of charge by contacting our U.S. Investor Relations Department in writing at 2000 St. James Place, Houston, Texas 77056 or by telephone at +1 (713) 836-4000.

April 30, 2013

By Order of the Board of Directors
Charity R. Kohl
Corporate Secretary

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Table of Contents

PROXY STATEMENT	5
Information about the Meeting and Voting	5
AGENDA ITEM 1	APPROVE THE 2012 ANNUAL REPORT, THE CONSOLIDATED FINANCIAL STATEMENTS FOR FISCAL YEAR 2012 AND THE STATUTORY FINANCIAL STATEMENTS OF WEATHERFORD INTERNATIONAL LTD. FOR FISCAL YEAR 2012	8
AGENDA ITEM 2	DISCHARGE THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS FROM LIABILITY UNDER SWISS LAW FOR THE YEAR ENDED DECEMBER 31, 2012	9
AGENDA ITEM 3	ELECT DIRECTORS	10
Meetings of the Board and Committees	14
Board Compensation	15
Corporate Governance Matters	17
Share Ownership	19
Related Person Transaction	20
AGENDA ITEM 4	RATIFY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND ELECT STATUTORY AUDITOR	21
Change in Independent Registered Public Accounting Firm	21
Fees Paid to Ernst & Young	22
Audit Committee Pre-approval Policy	22
Audit Committee Report	22
AGENDA ITEM 5	APPROVE ISSUABLE AUTHORIZED SHARE CAPITAL AND AN AUTHORIZATION OF THE BOARD TO ISSUE SHARES FROM AUTHORIZED SHARE CAPITAL	23
AGENDA ITEM 6	ADOPT AN ADVISORY RESOLUTION APPROVING EXECUTIVE COMPENSATION	24
EXECUTIVE OFFICERS	25

Weatherford International Ltd. – 2013 Proxy Statement   3

EXECUTIVE COMPENSATION	27
Compensation Discussion and Analysis (“CD&A”)	27
Compensation Committee Report	37
Compensation Committee Interlocks and Insider Participation	37
Summary Compensation Table	37
Grants of Plan-Based Awards in 2012	39
Potential Payments Upon Termination or Change of Control	40
Outstanding Equity Awards at December 31, 2012	44
Option Exercises And Restricted Shares\Units Vested in 2012	45
Pension Benefits	45
Nonqualified Deferred Compensation	46
OTHER INFORMATION	47
Incorporation by Reference	47
Section 16(a) Beneficial Ownership Reporting Compliance	47
Proposals by Shareholders	47
Other Business	48
Householding	48
Additional Information Available	48
ANNEX A	PROPOSED ARTICLE 5 OF ARTICLES OF ASSOCIATION	A-1

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PROXY STATEMENT

Information about the Meeting and Voting

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting to be Held on June 20, 2013: This proxy statement and our 2012 Annual Report are available at: www.wftproxy.com.

Date and Time

Thursday, June 20, 2013, at 9:00 a.m. (Swiss time)

Place

The Mandarin Oriental Hotel, Quai Turrettini 1, 1201 Geneva, Switzerland

General

In this proxy statement, “Weatherford,” the “Company,”“we,”“us” and “our” refer to Weatherford International Ltd., a Swiss corporation.

This proxy statement and the accompanying proxy card are being mailed on behalf of our Board of Directors to all shareholders beginning on or about May 8, 2013.

Our principal executive offices in Switzerland are located at 4-6 Rue Jean-François Bartholoni, 1204 Geneva, Switzerland, and our telephone number there is +41.22.816.1500.

References to “$” in this proxy statement are references to United States dollars, and references to “CHF” are references to Swiss francs.

References to our “shares” or our “registered shares” in this proxy statement are references to our registered shares, par value CHF 1.16 per share.

Agenda

At the Annual General Meeting, shareholders will be asked to vote on the following agenda items:

•

Item 1: Approve the 2012 Annual Report, the Consolidated Financial Statements for fiscal year 2012 and the Statutory Financial Statements of Weatherford International Ltd. for fiscal year 2012.

•

Item 2: Discharge the Board of Directors and executive officers from liability under Swiss law for the year ended December 31, 2012.

•

Item 3: Elect directors.

•

Item 4: Ratify the appointment of KPMG LLP as our independent registered public accounting firm and elect KPMG AG as our Swiss statutory auditor.

•

Item 5: Approve amendments to the Company’s Articles of Association to authorize issuable authorized share capital in an amount equal to 18.22% of current stated capital and grant an authorization of the Board of Directors to issue shares from authorized share capital for the period from June 20, 2013 to June 20, 2015.

•

Item 6: Adopt an advisory resolution approving the compensation of the named executive officers.

•

Any other matters that may properly come before the meeting.

Who Can Vote

All shareholders registered in our share register (registered shareholders) at the close of business on the record date of May 30, 2013 have the right to attend the Annual General Meeting and vote their shares. Such shareholders are entitled to one vote per registered share at the Annual General Meeting.

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Proxies Solicited By

Your vote and proxy are being solicited by our Board of Directors in favor of (1) Mr. Joseph C. Henry or, failing him, Dr. Bernard J. Duroc-Danner or (2) Mr. Tal Schibler, acting as independent proxy, for use at the Annual General Meeting.

How to Vote

All registered shareholders at the close of business on the record date of May 30, 2013 have the right to attend the Annual General Meeting and vote their shares. However, to ensure your representation at the Annual General Meeting, we request that you grant your proxy to vote on each of the proposals in this notice and any other matters that may properly come before the meeting to the persons named in the enclosed proxy card, by completing, signing, dating and returning the enclosed proxy card for receipt by us no later than June 18, 2013, whether or not you plan to attend.

Most of our individual beneficial owners hold their shares through a brokerage account and therefore are not listed in our share registry. Shareholders who hold their shares through a broker or other nominee (in “street name”) must vote their shares in the manner prescribed by their broker or other nominee. Shareholders who hold their shares in this manner and wish to vote in person at the meeting must obtain a valid proxy from the organization that holds their shares. This may be very difficult for an individual shareholder to do, so individual shareholders holding in street name are strongly encouraged to submit their proxy to their broker, who in turn will vote in accordance with their directions. See “Quorum/Voting” as to the effect of broker non-votes.

Proxies

A copy of this proxy statement and enclosed proxy card are being sent to each shareholder registered in our share register as of April 19, 2013. Any additional shareholders who are registered in our share register on our record date of May 30, 2013 will receive a copy of these proxy materials after May 30, 2013. Shareholders not registered in our share register as of May 30, 2013 will not be entitled to attend, vote or grant proxies to vote at the Annual General Meeting. No shareholder will be entered in our share register as a shareholder with voting rights between the close of business on May 30, 2013 and the opening of business on the day following the Annual General Meeting. American Stock Transfer & Trust Company LLC, as agent, which maintains our share register, will, however, continue to register transfers of our registered shares in the share register in its capacity as transfer agent during this period.

We request that you grant your proxy to vote on each of the proposals in this notice and any other matters that may properly come before the meeting to either (1) Mr. Joseph C. Henry or, failing him, Dr. Bernard J. Duroc-Danner or (2) Mr. Tal Schibler, acting as independent proxy, by completing, signing, dating and returning the enclosed proxy card for receipt by us no later than June 18, 2013, whether or not you plan to attend.

Shares of registered shareholders who have timely submitted a properly executed proxy card by mail and specifically indicated their votes will be voted as indicated. If you are a registered shareholder and you properly give a proxy but do not indicate which proxy you wish to appoint, Mr. Joseph C. Henry or, failing him, Dr. Bernard J. Duroc-Danner will vote your shares in accordance with your instructions. If you are a registered shareholder and you properly give a proxy but do not indicate how you wish to vote (irrespective of which person to whom your proxy has been granted), your proxy will vote your shares in accordance with the proposals of our Board of Directors. If any other matters properly come before the Annual General Meeting, your proxy will have the discretion to vote on these matters in accordance with the proposal of the Board of Directors.

We may accept a proxy by any form of communication permitted by Swiss law and our Articles of Association (“Articles”).

Revoking Your Proxy

If you are a registered shareholder, you may revoke your proxy by:

•

writing to the Secretary at 4-6 Rue Jean-François Bartholoni, 1204 Geneva, Switzerland for arrival by June 18, 2013;

•

submitting a later-dated proxy via mail for receipt by us no later than June 18, 2013; or

•

(1) presenting yourself in person to our Secretary at the entrance of the meeting no later than one hour prior to the start of the Annual General Meeting, (2) declaring your intent to revoke your proxy and cast your vote in person at the Annual General Meeting and (3) applying with the Secretary for the remittance of the necessary voting documentation upon presentation of documents evidencing your position as shareholder as of the record date of May 30, 2013.

You may not revoke a proxy simply by attending the Annual General Meeting. To revoke a proxy, you must take one of the actions described above.

If you are a beneficial shareholder who holds your shares through a broker or other nominee, you must follow the instructions provided by your broker or other nominee if you wish to revoke a previously granted proxy.

Outstanding Shares

As of April 19, 2013, there were 765,743,765 registered shares issued and entitled to vote. We do not expect the number of such shares to be materially different on the record date.

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Quorum/Voting

The presence in person or by proxy of at least one-third of the registered shares entitled to vote will form a quorum. Under Swiss law, treasury shares are not counted for purposes of determining whether a quorum is present and are not entitled to vote. If you have properly given a proxy by mail, your shares will count toward the quorum, and the persons named on the proxy card will vote your shares as you have instructed. See “Proxies.”

Pursuant to Swiss law and our Articles, the following are counted for quorum purposes but are not included in the determination of the registered shares voting on the proposals: (1) registered shares represented at the Annual General Meeting for which votes are withdrawn or withheld on any matter; (2) registered shares that are represented by “broker non-votes” (i.e., registered shares held by brokers that are represented at the Annual General Meeting but with respect to which the broker is not empowered to vote on a particular proposal); and (3) registered shares for which the holder abstains from voting or submits blank or invalid ballots on any matter.

If you are a beneficial shareholder and your broker holds your shares in its name (in “street name”), the broker is permitted to vote your shares with respect to “routine” proposals, even if the broker does not receive voting instructions from you. However, your broker may not vote your shares with respect to “non-routine” proposals. Proxies submitted by brokers without instructions from customers for non-routine matters are referred to as “broker non-votes.” Under the rules of the New York Stock Exchange (“NYSE”), Proposals 3 (election of directors) and 6 (approval of executive compensation advisory resolution) are non-routine proposals. Accordingly, if you hold your shares in “street name,” your broker will not be able to vote your shares in these matters unless your broker receives voting instructions from you.

Approval of each of the proposals to be presented at the Annual General Meeting, other than Proposal 5 (amendment of the Articles to approve authorized share capital and grant Board authorization to issue shares from authorized share capital), requires the affirmative vote of a “relative majority” of the shareholders voting on the matter at the Annual General Meeting. A “relative majority” means a majority of the votes actually cast for or against the matter being determined, disregarding abstentions, “broker non-votes,” blank or invalid ballots and withdrawn votes.

Approval of Proposal 5 requires a qualified majority vote of at least two-thirds of the voting rights of the shareholders voting on the matter at the Annual General Meeting (which must also represent an absolute majority of the par value of the shares represented at the meeting). Abstentions, “broker non-votes,” blank or invalid and withdrawn votes will be counted as a vote against this proposal.

Multiple Proxy Cards

If you receive multiple proxy cards, this indicates that your shares are held in more than one account, such as two brokerage accounts, and are registered in different names. You should complete and return each of the proxy cards to ensure that all of your shares are voted.

Cost of Proxy Solicitation

We have retained Phoenix Advisory Services to solicit proxies from our shareholders at an estimated fee of $20,000, plus expenses. Some of our directors, officers and employees may solicit proxies personally, without any additional compensation, by telephone or mail. Proxy materials also will be furnished without cost to brokers and other nominees to forward to the beneficial owners of shares held in their names. All costs of proxy solicitation will be borne by the Company.

Proxy Holders Of Deposited Shares

Institutions subject to the Swiss Federal Law on Banks and Savings Banks as well as professional asset managers who hold proxies for beneficial owners who did not grant proxies to the persons named on the proxy card are requested to inform us of the number and par value of the registered shares they represent as soon as possible, but no later than 9:00 a.m. (Swiss time) on the day of the Annual General Meeting, at the admission office for the Annual General Meeting.

Questions

You may call our proxy solicitor, Phoenix Advisory Services, at +1 (877) 578-5038, or our U.S. Investor Relations Department at +1 (713) 836-4000 or email us at investor.relations@weatherford.com if you have any questions or need directions to be able to attend the meeting and vote in person.

PLEASE VOTE – YOUR VOTE IS IMPORTANT

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AGENDA ITEM 1  APPROVE THE 2012 ANNUAL REPORT, THE CONSOLIDATED FINANCIAL STATEMENTS FOR FISCAL YEAR 2012 AND THE STATUTORY FINANCIAL STATEMENTS OF WEATHERFORD INTERNATIONAL LTD. FOR FISCAL YEAR 2012

The Board of Directors recommends that you vote “FOR” this proposal.

This proposal is made to comply with Swiss corporate legal requirements. Under Swiss law, the Annual Report, consolidated financial statements and statutory financial statements must be submitted to the shareholders for approval at each annual general meeting.

At the 2013 Annual General Meeting, our shareholders will be asked to approve the 2012 Annual Report, the consolidated financial statements of the Company for the year ended December 31, 2012 and the statutory financial statements of the Company for the year ended December 31, 2012. On a standalone, unconsolidated basis, Weatherford International Ltd. recorded a net loss of CHF 64 million for the year ended December 31, 2012. The balance sheet loss of CHF 258 million will be carried forward.

Our consolidated financial statements for the year ended December 31, 2012 and our statutory financial statements that are required under Swiss law are contained in our 2012 Annual Report, which was mailed to all of our shareholders with this proxy statement. These materials are also available at www.wftproxy.com and will be available for physical inspection at our offices located at 4-6 Rue Jean-François Bartholoni, 1204 Geneva, Switzerland, beginning May 30, 2013. The 2012 Annual Report also includes information on our business and financial situation, information relating to corporate governance as required by the SIX Swiss Exchange directive on corporate governance, and the reports of Ernst & Young Ltd, Zurich, the Company’s auditors pursuant to the Swiss Code of Obligations for fiscal year 2012, on the Company’s consolidated financial statements for fiscal year 2012 and statutory financial statements for fiscal year 2012.

The affirmative vote of a relative majority of the votes cast at the Annual General Meeting is required to approve this proposal. If you properly give a proxy but do not indicate how you wish to vote, the persons named on the proxy card will vote for the proposal. Abstentions, “broker non-votes,” blank or invalid ballots and withdrawals will not be counted as a vote for or against the proposal and therefore will not affect the result of the vote.

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AGENDA ITEM 2   DISCHARGE THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS FROM LIABILITY UNDER SWISS LAW FOR THE YEAR ENDED DECEMBER 31, 2012

The Board of Directors recommends that you vote “FOR” this proposal.

This proposal is made under Swiss corporate law and in accordance with Swiss custom and practice.

At the 2013 Annual General Meeting, our shareholders will be asked to discharge the members of the Board of Directors and executive officers from liability under Swiss law for acts or omissions during the year ended December 31, 2012. This discharge would apply to any liability the directors and executive officers may have for losses or damage caused by an intentional or negligent violation of their duties under Swiss law. The discharge would not release any personal liability the directors and executive officers may have under U.S. federal securities laws.

As is customary for Swiss corporations and in accordance with article 698, para. 2, item 5 of the Swiss Code of Obligations, shareholders are requested to discharge the members of the Board of Directors and our executive officers from liability for the year ended December 31, 2012. If approved, the discharge binds the Company and shareholders who voted in favor of the proposal (or who subsequently acquired shares with knowledge that shareholders have approved a discharge) and is effective only with respect to facts that have been disclosed to the shareholders (including through any publicly available information, whether or not included in our filings with the SEC). Shareholders who do not vote in favor of this proposal, or acquire their shares without knowledge of the approval of this resolution, must bring, as a plaintiff, any claims under Swiss law within six months after the approval of this resolution.

The affirmative vote of a relative majority of the votes cast at the Annual General Meeting is required to approve this proposal. If you properly give a proxy but do not indicate how you wish to vote, the persons named on the proxy card will vote for the proposal. Abstentions, “broker non-votes,” blank or invalid ballots and withdrawals will not be counted as a vote for or against the proposal. Members of the Board and executive officers are not entitled to vote on this proposal and therefore will not affect the result of the vote.

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AGENDA ITEM 3    ELECT DIRECTORS

The Board of Directors recommends that you vote “FOR” each of these nominees for director.

Upon the recommendation of the Corporate Governance and Nominating Committee, the Company’s Board of Directors has nominated the following ten nominees to be elected at the Annual General Meeting: Bernard J. Duroc-Danner, Nicholas F. Brady, David J. Butters, John D. Gass, Francis S. Kalman, William E. Macaulay, Robert K. Moses, Jr., Guillermo Ortiz, Emyr Jones Parry and Robert A. Rayne. All of the nominees for director are independent under the rules of the New York Stock Exchange, other than Bernard J. Duroc-Danner, who is an employee.

Each director elected will hold office until the 2014 Annual General Meeting or until his successor is elected or his office is otherwise vacated. All of our nominees have consented to serve as directors. Our Board of Directors has no reason to believe that any of the nominees will be unable to act as a director.

If you properly submit a proxy but do not indicate how you wish to vote, the persons named on the proxy card will vote for all of the listed nominees for director. The nominees receiving the affirmative vote of a relative majority of the votes cast at the Annual General Meeting will be elected as directors. Abstentions, “broker non-votes,” blank or invalid ballots and withdrawals will not be counted as a vote for or against the proposal.

Director Biographies

Bernard J. Duroc-Danner

Age: 59

Director since: 1988

Committees: None

Other Public Company Boards: LMS Capital plc

Dr. Duroc-Danner joined EVI, Inc., Weatherford’s predecessor company, at its inception in May 1987 and was directly responsible for the growth of EVI, Inc.’s oilfield service and equipment business. He has directed the growth of the Company since that time. He was elected EVI’s President and Chief Executive Officer in 1990. Subsequent to the merger of EVI, Inc. with Weatherford Enterra, Inc. on May 27, 1998, Dr. Duroc-Danner was elected as our Chairman of the Board. Dr. Duroc-Danner’s family has been in the oil business for two generations. He holds an M.B.A. and a Ph.D. in Economics from Wharton (University of Pennsylvania). Prior to the start-up of EVI, Dr. Duroc-Danner held positions at Arthur D. Little Inc. and Mobil Oil Inc. Dr. Duroc-Danner has been a director of LMS Capital plc, an investment company listed on the London Stock Exchange, since 2006. Dr. Duroc-Danner also serves on the National Petroleum Council and is a member of the Society of Petroleum Engineers. Dr. Duroc-Danner was the recipient of Ernst & Young’s 2008 Entrepreneur of the Year in Energy, Chemicals and Mining category.

During the past five years, Dr. Duroc-Danner also was a director of Helix Energy Solutions Group, Inc.

Specific qualifications and experience of particular relevance to our Company

Dr. Duroc-Danner is a valued member of the Board because of his educational background, depth of knowledge of the oilfield service industry, domestically and internationally, and his 26 years of experience in successfully leading and expanding the Company’s business. As President and Chief Executive Officer, Dr. Duroc-Danner serves as an important link between senior management and the Board, and he brings to the Board an invaluable perspective in strategic planning for the future growth of the Company.

Nicholas F. Brady

Age: 83

Director since: 2004

Committees: Corporate Governance & Nominating

Other Public Company Boards: Franklin Templeton Investment Funds (Chairman), Hess Corporation, Holowesko Partners Ltd.

Mr. Brady has been the Chairman of Darby Overseas Investments, Ltd., an investment firm, since 1994. Mr. Brady is Chairman of Franklin Templeton Investment Funds, an international investment management company, and a director of Hess Corporation and Holowesko Partners Ltd., a registered investment advisor. Mr. Brady is a former Secretary of the United States Department of the Treasury (1988-1993), a former Chairman of the Board of Dillon Read & Co. Inc. (1970-1988) and a former Chairman of Purolator, Inc. (1971-1987). Mr. Brady also represented the state of New Jersey as a member of the United States Senate (1982). Mr. Brady holds a B.A. from Yale University and an M.B.A. from Harvard Business School.

During the past five years, Mr. Brady also was a director of C2, Inc., Templeton Emerging Markets Investment Trust PLC and Templeton Capital Advisors Ltd., and director or trustee, as the case may be, of a number of investment companies in the Franklin Templeton Group of Funds.

Specific qualifications and experience of particular relevance to our Company

During his career in both the public and private sectors, Mr. Brady acquired significant financial, managerial and investment banking experience, international public policy knowledge and relationships in business and government. Mr. Brady’s educational background, his high level of financial literacy and his extensive experience in the public and private sectors are assets to the Board of Directors in carrying out its duties.

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David J. Butters

Age: 72

Director since: 1984

Committees: Audit, Corporate Governance & Nominating (Chairman)

Other Public Company Boards: GulfMark Offshore, Inc. (Chairman)

Mr. Butters has been Chairman, President and Chief Executive Officer of Navigator Holdings, Ltd., an international shipping company the principle business of which is the transport of liquefied petroleum gas, since September 2008 and has been Chairman and President of Navigator Holdings since August 2006. From 1969 to September 2008, Mr. Butters was a Managing Director of Lehman Brothers Inc., an investment banking company. In addition to serving as Chairman of the Board of Gulfmark Offshore, Inc., Mr. Butters is also Chairman of the Board of Directors of ACOL Tankers Ltd., a privately held oil tanker company. Mr. Butters holds a B.S. from Boston College and an M.B.A. from Columbia University Business School.

Specific qualifications and experience of particular relevance to our Company

Mr. Butters’ extensive career experience in investment banking is an asset to the Audit Committee in carrying out its duties. In addition, his chief executive officer experience and his depth of knowledge of the Company’s business as a result of his 29-year directorship on our Board provide us with a valuable perspective in making strategic decisions and planning for our future.

John D. Gass

Age: 61

Director since: n/a

Committees: n/a

Other Public Company Boards: Southwestern Energy Company

John D. Gass is a retired Vice President of Chevron Corporation and President of Chevron Gas and Midstream, a position he held from 2003 until his retirement in 2012. Mr. Gass joined Chevron in 1974 and over the next 38 years held positions of increasing responsibility both domestically and abroad, in engineering, operations and executive management.

Mr. Gass has been a director of Southwestern Energy Company since November 2012. Mr. Gass received a bachelor’s degree in civil engineering from Vanderbilt University and a master’s degree in civil engineering from Tulane University. He serves on the Board of Visitors for the Vanderbilt School of Engineering and is on the advisory board for the Vanderbilt Eye Institute. He is a member of the American Society of Civil Engineers and the Society of Petroleum Engineers.

Specific qualifications and experience of particular relevance to our Company

Mr. Gass has 38 years of experience in the international exploration and production industry, including executive leadership experience, which will be a valuable asset to our Board in its strategic planning and decision-making processes.

Francis S. Kalman

Age: 65

Director since: n/a

Committees: If elected, will serve on Audit Committee (Vice Chairman)

Other Public Company Boards: Ensco plc, Kraton Performance Polymers, Inc.

Francis S. Kalman serves as a senior advisor to a private investment subsidiary of Tudor, Pickering, Holt & Co., LLC that specializes in direct investments in upstream, midstream and oilfield service companies. Mr. Kalman served as Executive Vice President of McDermott International, Inc. from 2002 until his retirement in 2008 and as Chief Financial Officer from 2002 until 2007. From 2000 to 2002, he was Senior Vice President and Chief Financial Officer of Chemical Logistics Corporation, from 1999 to 2000, he was a principal of Pinnacle Equity Partners, LLC, from 1998 to 1999, he was Executive Vice President and Chief Financial Officer of Chemical Logistics Corporation and from 1996 to 1997, he was Senior Vice President and Chief Financial Officer of Keystone International, Inc. Mr. Kalman started his career as a Certified Public Accountant with PriceWaterhouse & Co. In addition to the above, he has served in various financial capacities with Atlantic Richfield Company (1975 to 1982), United Gas Pipeline (1982 to 1991) and American Ref-Fuel (1991 to 1996). Mr. Kalman has a B.S. in Accounting from Long Island University.

In addition to his directorships on the boards of Ensco plc and Kraton Performance Polymers, Inc., during the past five years, Mr. Kalman also served on the board of Pride International, Inc.

Specific qualifications and experience of particular relevance to our Company

Mr. Kalman has extensive experience in accounting and financial reporting, including chief financial officer experience and serving as chairman of the audit committee of a public company. If elected to our Board, Mr. Kalman will serve as Vice Chairman of our Audit Committee, and this experience will enable him to make significant contributions to our Audit Committee. In addition to financial expertise, he also has executive leadership and strategic planning experience in the international energy service industry that will complement the mix of skills of our other nominees.

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William E. Macaulay

Age: 67

Director since: 1998

Committees: Compensation (Chairman)

Other Public Company Boards: Dresser-Rand Group, Inc. (Chairman), Glencore International plc (Chairman)

Mr. Macaulay is the Chairman and Chief Executive Officer of First Reserve Corporation. He has been with First Reserve, a private equity investment firm focused on the energy industry, since 1983. Mr. Macaulay is responsible for supervision of all aspects of the firm’s investment program and strategy, as well as overall management of the firm. Mr. Macaulay served as a director of Weatherford Enterra from October 1995 to May 1998.Mr. Macaulay also served as Director of Corporate Finance for Oppenheimer & Co., Inc., where he worked from 1972 to 1982. Mr. Macaulay holds a B.B.A. from City College of New York and an M.B.A. from the Wharton School of the University of Pennsylvania.

Currently, Mr. Macaulay serves as Chairman of Dresser-Rand Group, Inc., a supplier of compression and turbine equipment to the oil, gas, petrochemical and industrial process industries, and is a director of Glencore International plc, a multinational mining and commodities trading company headquartered in Baar, Switzerland. Previously, Mr. Macaulay served as Chairman of the Board of Foundation Coal Holdings, Inc., a coal company, and as a director of Dresser, Inc., a provider of equipment and services in global energy infrastructures, National Oilwell Varco, an international provider of drilling systems and associated services to the oil and gas exploration and production industry, and Pride International, a contract drilling and related services company.

Specific qualifications and experience of particular relevance to our Company

Mr. Macaulay’s investment and financial expertise, chief executive officer experience and extensive knowledge of the oilfield service industry are important assets to the Board in its decision-making process and in strategic planning.

Robert K. Moses, Jr.

Age: 73

Director since: 1998

Committees: Audit, Compensation

Other Public Company Boards: None

Mr. Moses has been a private investor, principally in the oil and gas exploration and oilfield services business in Houston, Texas, for more than the past five years. He served as Chairman of the Board of Directors of Weatherford Enterra from May 1989 to December 1992 and as a director of Weatherford Enterra from December 1992 to May 1998. Mr. Moses holds a B.A. in Economics from the University of Texas at Austin.

Specific qualifications and experience of particular relevance to our Company

Mr. Moses’ investment experience, extensive knowledge of and experience in the oilfield service industry and institutional knowledge of one of Weatherford’s most significant legacy companies provide a unique perspective that is an asset to the Board in its decision-making process.

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Guillermo Ortiz

Age: 64

Director since: 2010

Committees: Audit, Compensation

Other Public Company Boards: Grupo Aeroportuario del Sureste, Grupo Comercial Chedraui S.A.B. de C.V., Mexichem S.A.B. de C.V., Vitro S.A.B. de C.V.

Dr. Ortiz is Chairman of Banorte, the third largest bank in Mexico and served as Governor of the Bank of Mexico from 1998 until 2009, and as Chairman of the Board of the Bank for International Settlements (BIS) in 2009. He previously served as Secretary of Finance and Public Credit in Mexico, from 1994 to 1998. Dr. Ortiz was also Executive Director at the International Monetary Fund and is a director of several international non-profit organizations. Dr. Ortiz holds a B.A. in Economics from the National Autonomous University of Mexico and both a M.Sc. and a Ph.D. in Economics from Stanford University.

Specific qualifications and experience of particular relevance to our Company

Dr. Ortiz is a valuable member of the Audit Committee because of his extensive finance and banking experience, particularly relating to global economic matters and multinational financing. In addition, he brings to the Board an important international perspective.

Emyr Jones Parry

Age: 65

Director since: 2010

Committees: Corporate Governance & Nominating

Other Public Company Boards: None

Sir Emyr has been the President of the University of Aberystwyth, located in Wales, since 2008, Chairman of the All Wales Convention, a body established by the Welsh Assembly Government to review Wales’s constitutional arrangements, since 2007, Chairman of Redress, a human rights organization, and Chairman of the Corporate and Social Responsibility External Advisory Group of First Group plc, a transport operator, since 2008. Sir Emyr previously held numerous diplomatic positions, including UK Permanent Representative to the UN from 2003 to 2007 and UK Ambassador to NATO from 2001 to 2003, after specializing in European Union affairs including energy policy. Sir Emyr received a B.S. in Theoretical Physics from the University of Cardiff and a Ph.D. in Polymer Physics from the University of Cambridge.

Specific qualifications and experience of particular relevance to our Company

Sir Emyr brings to the Board a wealth of government relations experience, a high level of public and social policy knowledge and an important international perspective that are valuable to the Board in making global business decisions.

Robert A. Rayne

Age: 64

Director since: 1987

Committees: Audit (Chairman), Corporate Governance & Nominating

Other Public Company Boards: Chyron Corporation, Derwent London plc (Non-Executive Chairman), LMS Capital plc

Mr. Rayne has been a non-executive director of LMS Capital plc, an investment company listed on the London Stock Exchange, since February 2010, and was the Chairman of LMS Capital from February 2010 to January 2012. Mr. Rayne was the Chief Executive Officer and a director of LMS Capital from June 2006, when the investment business of London Merchant Securities plc was demerged and LMS Capital was formed to hold this business, until February 2010. Mr. Rayne was employed by London Merchant Securities from 1968 to June 2006 and served as its Chief Executive Director from May 2001 to June 2006. Mr. Rayne attended Malvern College and received a diploma from the New York Institute of Finance in Accounting, Law, and Working in the Stock Exchange.

Mr. Rayne is Vice Chairman and Presiding Director of the Company’s Board. As Presiding Director, Mr. Rayne leads the executive sessions of the non-management directors, which are held at least twice each year.

Specific qualifications and experience of particular relevance to our Company

Mr. Rayne has expertise in a wide range of sectors in addition to the oilfield service industry, including the real estate, media, consumer and technology industries. His 26-year tenure on our Board and his financial and investment expertise, chief executive office experience, international perspectives and diversity of expertise are beneficial to the Board in carrying out its duties.

Samuel W. Bodman, III has served as a director of the Company since June 2010. Dr. Bodman has decided not to stand for re-election to the Board of Directors at the 2013 Annual General Meeting due to health and personal concerns. The Board wishes to thank and recognize Dr. Bodman for his service and his commitment and dedication to Weatherford and our shareholders.

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Meetings of the Board and Committees

Meetings in 2012

During 2012, the Board of Directors met five times, the Audit Committee met thirteen times, the Compensation Committee met five times, and the Corporate Governance and Nominating Committee met four times. None of our directors missed more than one of the Board of Directors or respective committee meetings in 2012, other than Dr. Bodman, who missed meetings in April and May due to health reasons but still participated in more than 75% of all meetings.

Committees

The Board has created the following committees: Audit, Compensation and Corporate Governance and Nominating. All members of the Audit, Compensation and Corporate Governance and Nominating Committees are considered independent under the current rules of the NYSE and the SEC. The members of each committee are shown in the following table.

Name	Audit	Compensation	Corp Gov & Nom
Bernard J. Duroc-Danner
Samuel W. Bodman, III (retiring)
Nicholas F. Brady
David J. Butters			(Chairman)
William E. Macaulay		(Chairman)
Robert K. Moses, Jr.
Guillermo Ortiz
Emyr Jones Parry
Robert A. Rayne	(Chairman)

Audit Committee

The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors has adopted a written charter for the Audit Committee. The charter is available on our website at www.weatherford.com, by clicking on “About Weatherford,” then “Corporate Governance,” then “Committee Charters.” The primary functions of the Audit Committee are:

•

overseeing the integrity of our financial statements;

•

overseeing our compliance with legal and regulatory requirements;

•

overseeing our independent auditor’s qualifications and independence; and

•

overseeing the performance of our internal audit function and independent auditor.

The Board of Directors has determined that Mr. Rayne is an “audit committee financial expert” as defined by applicable SEC rules because of his extensive financial experience. For more information regarding Mr. Rayne’s experience, please see his biography on page 13 of this proxy statement.

Compensation Committee

The Board of Directors has adopted a written charter for the Compensation Committee. The charter is available on our website at www.weatherford.com, by clicking on “About Weatherford,” then “Corporate Governance,” then “Committee Charters.” The primary functions of the Compensation Committee are:

•

evaluating the performance and determining and approving the compensation of our executive officers;

•

making decisions regarding executive compensation, incentive compensation plans and equity-based plans; and

•

administering or having administered our incentive compensation plans and equity-based plans for executive officers and employees.

All members of the Compensation Committee satisfy the qualification standards of section 162(m) (“section 162(m)”) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and Section 16 of the Exchange Act.

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Corporate Governance and Nominating Committee

The Board of Directors has adopted a written charter for the Corporate Governance and Nominating Committee. The charter is available on our website at www.weatherford.com, by clicking on “About Weatherford,” then “Corporate Governance,” then “Committee Charters.” The primary functions of the Corporate Governance and Nominating Committee are:

•

identifying individuals qualified to serve as Board members;

•

recommending to the Board the director nominees for the next Annual General Meeting of Shareholders;

•

reviewing and structuring our compensation policy regarding fees and equity compensation paid and granted to our directors;

•

developing and recommending to the Board the Corporate Governance Guidelines for the Company;

•

overseeing the Board in its annual review of the Board’s and management’s performance; and

•

recommending to the Board director nominees for each committee.

Board Compensation

We use a combination of cash and share-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to the Company, as well as the level of knowledge and experience that we require of members of our Board. Our Corporate Governance and Nominating Committee is responsible for reviewing and structuring our compensation policy regarding fees and compensation paid and granted to our directors.

Longnecker & Associates (“L&A”), a compensation consulting firm, has been retained by the Corporate Governance and Nominating Committee as an independent compensation consultant to advise the committee on the appropriate compensation for the Board. L&A annually assists the Corporate Governance and Nominating Committee by providing comparative market data on board compensation practices and programs based on an analysis of publicly available information on our peer group (see “Peer Group” in the Compensation Discussion and Analysis section in this proxy statement) and U.S. industry practices.

Directors’ Fees

The directors who are not employees of the Company are paid the following fees:

•

$5,000 for each Board meeting attended;

•

$2,000 for each committee meeting attended;

•

$60,000 as an annual retainer;

•

$20,000 as an additional annual retainer for the Audit Committee chairman;

•

$10,000 as an additional annual retainer for each Audit Committee member;

•

$15,000 as an additional annual retainer for the Compensation Committee chairman;

•

$10,000 as an additional annual retainer for the Corporate Governance and Nominating Committee chairman; and

•

$20,000 as an additional annual retainer for the Presiding Director.

Annual retainers are paid quarterly. We do not compensate Dr. Duroc-Danner for his service on the Board.

Restricted Share Unit Awards

On September 12, 2012, we granted each of the non-employee directors a restricted share unit award of 12,000 restricted share units pursuant to our 2010 Omnibus Incentive Plan. The awards vest in three equal annual installments, beginning on September 12, 2013, subject to earlier vesting in the event of the death or disability of the director or a change of control of the Company. The Corporate Governance and Nominating Committee believes that providing a majority of the overall Board compensation in our registered shares aligns the interests of our directors with those of our shareholders.

Non-Employee Director Deferred Compensation Plan (Suspended)

The Weatherford International Ltd. Non-Employee Director Deferred Compensation Plan was suspended effective December 31, 2008 because of changes in tax laws. While the plan is suspended, amounts are still payable to participants on the occurrence of triggering events under the plan.

Under this plan, before it was suspended, each non-employee director could defer up to 7.5% of any fees paid by us. The deferred fees were converted on a monthly basis into non-monetary units representing the number of our registered shares that could have been purchased with the deferred fees based on the average of the high and low price of our registered shares on the last day of the month in which the fees were deferred. If a non-employee director elected to defer at least 5% of his fees, we made an additional contribution to the director’s account equal to (1) 7.5% of the director’s fees plus (2) the amount of fees deferred by the director.

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Prior to the suspension of this plan, each of our non-employee directors (other than Drs. Bodman and Ortiz and Sir Emyr, who are not participants in the plan) elected to defer 7.5% of the fees paid by us and to have his distribution paid on the first day of the calendar quarter coincident with or next following the date of his cessation of service with the Board. In any event, all benefits under the plan will be distributed no later than January 1, 2017. The amount of the distribution will be a number of registered shares equal to the number of units in the director’s account at the time of the distribution.

Non-Employee Director Retirement Plan (Discontinued)

After the merger of EVI, Inc. and Weatherford Enterra in June 1998, we discontinued this plan. Mr. Moses is the only current director who was fully vested and eligible to participate in this plan at the time of the plan’s discontinuance. Mr. Moses had over 10 years of credited service on the Board of Weatherford Enterra at the time the plan was discontinued, and his annual benefit amount upon his retirement will be $20,000 payable for 10 years, provided that in any event, benefits under this plan will be completely distributed no later than January 1, 2017.

Summary of Board Compensation for 2012

The following table sets forth the compensation paid to each of our non-employee directors for the year ended December 31, 2012. Dr. Duroc-Danner was an executive officer and director in 2012, and information about his compensation is listed in the Summary Compensation Table in this proxy statement. Robert B. Millard resigned from the Board in January 2012 and received no compensation for service during 2012.

DIRECTOR COMPENSATION

Name(s)	Fees Earned or Paid in Cash ($)	Share Awards ($)(1)(2)	Total ($)
Samuel W. Bodman, III	120,250	154,680	274,930
Nicholas F. Brady	86,000	154,680	240,680
David J. Butters	130,000	154,680	284.680
William E. Macaulay	91,750	154,680	246,430
Robert K. Moses, Jr.	122,000	154,680	276,680
Guillermo Ortiz	133,858	154,680	288,538
Emyr Jones Parry	84,000	154,680	238,680
Robert A. Rayne	151,000	154,680	305,680

(1)

Each non-employee director was awarded 12,000 restricted share units on September 12, 2012 at a grant date fair value of $154,680.

(2)

As of December 31, 2012, aggregate outstanding restricted share unit and option awards for each non-employee director were as follows:

Name	Aggregate Number of Restricted Shares/ Restricted Share Units	Aggregate Number of Shares Underlying Options
Samuel W. Bodman, III	23,383	0
Nicholas F. Brady	20,000	0
David J. Butters	20,000	302,400
William E. Macaulay	20,000	480,000
Robert K. Moses, Jr.	20,000	0
Guillermo Ortiz	23,383	0
Emyr Jones Parry	23,383	0
Robert A. Rayne	20,000	480,000

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Corporate Governance Matters

We are committed to adhering to sound principles of corporate governance. A copy of our Corporate Governance Principles is available on our website at www.weatherford.com, by clicking on “About Weatherford,” then “Corporate Governance,” then “Corporate Governance Policies.”

Director Independence

The Board of Directors has affirmatively determined that each director is independent under the current rules of the NYSE and the SEC, other than Dr. Duroc-Danner, who is an employee. As contemplated by NYSE rules, the Board has adopted categorical standards to assist it in making independence determinations. These standards are available on our website at www.weatherford.com, by clicking on “About Weatherford,” then “Corporate Governance,” then “Corporate Governance Policies.” A relationship falls within the categorical standards of independence if it:

•

is a type of relationship addressed in Section 303A.02(b) of the NYSE Listed Company Manual, but under those rules does not preclude a determination of independence; or

•

is in the ordinary course of business and does not exceed 2% of the consolidated gross revenues of the other person for the previous year.

The Board, however, considers and reviews all relationships with each director in making its independence determinations. None of the independent directors and nominees had relationships relevant to an independence determination that were outside the scope of the Board’s categorical standards. The relationship discussed under “Related Person Transaction” in this proxy statement did not exceed these categorical standards and was determined by the Board not to be material.

Policies Regarding Related Person Transactions

Our policies regarding transactions between us or any of our affiliates and our directors, executive officers and other employees are set forth in writing in our Corporate Governance Principles and our Code of Business Conduct. These documents are available on our website at www.weatherford.com, by clicking on “About Weatherford,” then “Corporate Governance,” then “Corporate Governance Policies” or “Code of Business Conduct,” as applicable. If an actual or potential conflict of interest arises for any director, the director is required to notify the Board and is not allowed to participate in any discussions or vote on any transaction in which the actual or potential conflict of interest may arise. The Board of Directors approves any transactions with our Chief Executive Officer, and our Chief Executive Officer approves any transactions with any other officer.

Director Nominations

In obtaining the names of possible nominees, the Corporate Governance and Nominating Committee conducts its own inquiries and will consider suggestions from other directors, management, shareholders and other sources, and its process for evaluating nominees identified in unsolicited recommendations from shareholders is the same as its process for unsolicited recommendations from other sources. The Corporate Governance and Nominating Committee will consider nominees recommended by shareholders who submit their recommendations in writing to Chairman, Corporate Governance and Nominating Committee, care of the Secretary, Weatherford International Ltd., 4-6 Rue Jean-François Bartholoni, 1204 Geneva, Switzerland. Recommendations received before December 1st in any year will be considered for inclusion in the slate of director nominees to be presented at the Annual General Meeting in the following year. Unsolicited recommendations must contain the name, address and telephone number of the potential nominee, a statement regarding the potential nominee’s background, experience, expertise and qualifications, a signed statement confirming his or her willingness and ability to serve as a director and abide by our corporate governance policies and his or her availability for a personal interview with the Corporate Governance and Nominating Committee, and evidence that the person making the recommendation is a shareholder of Weatherford.

The Corporate Governance and Nominating Committee believes that nominees should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of our shareholders. Directors should have a record of accomplishment in their chosen professional field and demonstrate sound business judgment. Directors must be willing and able to devote sufficient time to carrying out their duties and responsibilities effectively, including attendance at (in person) and participation in Board and Committee meetings, and should be committed to serve on the Board for an extended period of time. The Corporate Governance and Nominating Committee will consider whether and to what extent a nominee will bring diversity, whether in educational background, experience, expertise and/or regional knowledge, to the Board in determining whether a candidate will be an appropriate fit with, and an asset to, the Board of Directors.

Rule 14a-8 under the Exchange Act addresses when a shareholder may submit a proposal for inclusion of a nominee for director in our proxy materials. Shareholders who do not comply with Rule 14a-8 but who wish to have a nominee considered by our shareholders at the Annual General Meeting must comply with the deadlines and procedures set forth in our Articles. Please see “Proposals by Shareholders” in this proxy statement for more information.

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Communication with Board Members

Any shareholder or other interested party that desires to communicate with the Board of Directors or any of its specific members, including the Presiding Director or the non-management directors as a group, should send their communication to the Secretary, Weatherford International Ltd., 4-6 Rue Jean-François Bartholoni, 1204 Geneva, Switzerland. All such communications will be forwarded to the appropriate members of the Board.

Leadership Structure

OUR BOARD LEADERSHIP

•

Bernard J. Duroc-Danner is our Chairman and CEO.

•

Robert A. Rayne is our Presiding Director.

•

9 of our 10 director nominees are independent.

•

All of the members of the Audit, Compensation and Corporate Governance and Nominating Committees are independent.

Our Board believes that continuing to combine the position of Chairman and CEO is in the best interest of the Company and our shareholders, and that the strong presence of an engaged Presiding Director and independent directors ensures balanced Board oversight.

The Board has determined that the most effective leadership structure for the Company is to combine the role of Chief Executive Officer and Chairman. The Board believes that by serving both as Chief Executive Officer and Chairman, Dr. Duroc-Danner brings multiple perspectives to the Board and also is best informed to lead the Board because of his role in the management of the Company’s business and strategic direction.

The Board has appointed Mr. Rayne as Presiding Director to preside over executive sessions of non-management directors. The Board believes it is in the best interest of the Company’s shareholders to have a Presiding Director who has the authority to call executive sessions as a counterbalance to the Company’s combined roles of Chief Executive Officer and Chairman. The Board believes executive sessions provide the Board with the ability to independently evaluate management, openly discuss strategic and other business issues involving the Company and ensure that the Company is upholding high standards of corporate governance. For information on how to communicate with our Presiding Director and other non-management members of the Board of Directors, please see “Communication with Board Members.”

Executive Sessions

Executive sessions of non-management directors are held after each regularly scheduled Board meeting and at such additional times as may be needed. In 2012, the non-management directors held four executive sessions.

Director Attendance at Annual General Meeting

All directors are expected to attend the Annual General Meeting. All of our directors other than Dr. Bodman and Mr. Brady attended our 2012 Annual General Meeting.

Code of Conduct

We have adopted a Code of Business Conduct that applies to our directors, officers and employees. We also have adopted a Supplemental Code of Business Conduct that applies to our President and Chief Executive Officer and our Chief Financial Officer. These documents are available on our website at www.weatherford.com, by clicking on “About Weatherford,” then “Corporate Governance,” then “Code of Business Conduct” or “Supplemental Code of Conduct,” as applicable. Any amendments to, or waivers of, our Code of Business Conduct (to the extent applicable to our President and Chief Executive Officer and our Chief Financial Officer) or to the Supplemental Code of Business Conduct will be posted at this location on our website.

Risk Management Oversight

The Audit Committee is responsible for the oversight of risk management for the Company. As part of their oversight function, the Audit Committee discusses and implements guidelines and policies concerning financial and compliance risk assessment and risk management, including the process by which major financial risk exposure is monitored and mitigated, and works with members of management to assess and monitor risks facing the Company’s business and operations, as well as the effectiveness of the Company’s guidelines and policies for managing and assessing financial and compliance risk. The Audit Committee meets and discusses, as appropriate, issues regarding the Company’s risk management policies and procedures directly with those individuals responsible for day-to-day risk management in the Company’s internal audit and compliance departments.

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In addition, the Corporate Governance and Nominating Committee periodically provides oversight with respect to risks associated with our corporate governance policies and practices, including our Code of Business Conduct and Supplemental Code of Business Conduct. The Corporate Governance and Nominating Committee also oversees and reviews, on an annual basis, an evaluation of the Board, each of our Board committees and management.

The Compensation Committee also reviews our compensation plans and practices to ensure that they do not encourage excessive risk taking and instead encourage behaviors that support sustainable value creation. See “Risk Analysis of our Compensation Programs” in the Compensation Discussion and Analysis section of this proxy statement.

Share Ownership

Shares Owned by Directors and Executive Officers

This table shows the number and percentage of registered shares beneficially owned by each of our directors and director nominees, each of the current and former executive officers named in the Summary Compensation Table that appears under “Executive Compensation” in this proxy statement and all of our directors and current executive officers as a group. Share ownership information of our directors and current executive officers is as of April 19, 2013. Each person has sole voting and investment power for the shares shown below, unless otherwise noted.

Name	Amount and Nature of Shares Beneficially Owned
	Number of Shares Owned	Right to Acquire(1)	Total Shares Beneficially Owned	Percent of Outstanding Shares
Bernard J. Duroc-Danner	2,073,554	6,747,140	8,820,694	1.1%
Samuel W. Bodman, III	71,906	0	71,906	*
Nicholas F. Brady	890,222	5,679	895,901	*
David J. Butters(2)	247,146	365,231	612,377	*
John D. Gass	0	0	0	*
Francis S. Kalman	0	0	0	*
William E. Macaulay(3)	1,026,890	490,710	1,517,600	*
Robert K. Moses, Jr.	593,422	11,441	604,863	*
Guillermo Ortiz	38,156	0	38,156	*
Emyr Jones Parry	27,506	0	27,506	*
Robert A. Rayne(4)	191,274	501,767	693,041	*
Peter T. Fontana	424,649	5,478	430,127	*
Dharmesh B. Mehta	257,749	3,370	261,119	*
John H. Briscoe	32,274	0	32,274	*
Nicholas W. Gee	51,353	10,000	61,353	*
All directors and officers as a group (24 persons)	6,709,881	8,250,265	14,960,146	1.9%
Andrew P. Becnel(5) (former executive officer)	726,503	800,000	1,526,503	*

*

Less than 1%.

(1)

Includes registered shares that can be acquired through share options exercisable through, and restricted share units that vest on or before, June 18,2013. Also includes registered shares that can be acquired as a result of distributions pursuant to our Non-Employee Director Deferred Compensation Plan, our Executive Deferred Compensation Stock Ownership Plan or our Foreign Executive Deferred Compensation Stock Plan, as applicable, based on the number of units allocated to each participant’s account as of April 19, 2013. In the case of Dr. Duroc-Danner, also includes notional share units representing the right to receive registered shares under our discontinued supplemental executive retirement plan (“SERP”). See “Retirement Plans – Discontinued Executive Retirement Plan” in the Compensation Discussion and Analysis section in this proxy statement.

(2)

Includes 55,088 shares held by Mr. Butters’ wife, over which he has no voting or dispositive power and as to which he disclaims beneficial ownership.

(3)

Includes 26,472 shares held by Mr. Macaulay’s wife and 15,504 shares held in the name of or in trust for Mr. Macaulay’s adult daughters, over which he has no voting or dispositive power and as to all of which he disclaims beneficial ownership.

(4)

Excludes 2,050,000 shares beneficially owned by LMS Capital, of which Mr. Rayne serves as a non-executive director, and affiliates of LMS Capital. Mr. Rayne disclaims beneficial ownership of all of the shares beneficially owned by LMS Capital.

(5)

Share ownership information that is presented for Mr. Becnel is based on his last-filed Statement of Changes in Beneficial Ownership on Form 4 dated March 6, 2012 and corporate records of shares distributed to him subsequent to his departure from the Company in March 2012.

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Shares Owned by Certain Beneficial Holders

This table shows information for each person who may be deemed to beneficially own 5% or more of our outstanding registered shares as of April 19, 2013, as contained in filings made by the shareholder with the SEC.

Name and Address of Beneficial Owner	Number of Shares		Percent of Outstanding Shares(1)
Invesco Ltd. 1555 Peachtree Street NE Atlanta, Georgia 30309	70,260,824	(2)	9.2%
Orbis Investment Management (U.S.), LLC 600 Montgomery Street, Suite 3800 San Francisco, California 94111 Orbis Investment Management Limited Orbis Asset Management Limited Orbis House, 25 Front Street Hamilton, Bermuda HM11	60,081,720	(3)	7.8%
ClearBridge Investments, LLC 620 8th Avenue New York, New York 10018	43,812,158	(4)	5.7%

(1)

The percentage indicated is based on outstanding shares as of April 19, 2013.

(2)

The number of shares is based on the Schedule 13G/A filed with the SEC on February 11, 2013. According to the filing, (i) subsidiaries of the beneficial owner have sole voting power over 69,257,856 shares and sole dispositive power over all shares , and (ii) the beneficial owner does not have shared voting or dispositive power over any of the shares.

(3)

The number of shares is based on the Schedule 13G filed with the SEC on February 14, 2013. According to the filing, Orbis Investment Management (U.S.), LLC beneficially owns 248,914 shares, Orbis Investment Management Limited beneficially owns 59,656,283 shares and Orbis Asset Management Limited beneficially owns 176,523 shares. According to the filing, the beneficial owners have sole voting and dispositive power over all shares and do not have shared voting or dispositive power over any of the shares.

(4)

The number of shares is based on the Sehedule 13G/A filed with the SEC on February 14, 2013. According to the filing, (i) the beneficial owner has sole voting power over 43,623,474 shares and sole dispositive power over all shares, and (ii) the beneficial owner does not have shared voting or dispositive power over any of the shares.

Related Person Transaction

We lease our London office space from Central London Commercial Estates Limited, which is affiliated with Derwent London, of which one of our directors, Mr. Robert Rayne is the Non-executive Chairman. Mr. Rayne was not personally involved in the negotiation of the lease transaction and receives no personal benefit from this transaction. The lease transaction was reviewed by the Corporate Governance and Nominating Committee of our Board of Directors and approved by our Board of Directors, with Mr. Rayne abstaining from voting on the matter. In their review, our Corporate Governance and Nominating Committee considered among other factors a report from an independent real estate brokerage firm with expertise in the relevant market analyzing lease alternatives to conclude that the transactions were, taken as a whole, at least as fair to us as would have been obtained on an arms-length basis from a non-affiliated party. In 2012, we paid the lessor a total of approximately £230,000 ($350,000 based on exchange rates as of March 31, 2013).

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AGENDA ITEM 4    RATIFY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND ELECT STATUTORY AUDITOR

The Board of Directors recommends that you vote “FOR” this proposal.

At the 2013 Annual General Meeting, our shareholders will be asked to ratify the Audit Committee’s appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the year ending December 31, 2013 and elect KPMG AG as Weatherford’s Swiss statutory auditor for the year ending December 31, 2013.

The affirmative vote of a relative majority of the votes cast at the Annual General Meeting is required to approve this proposal. If you properly give a proxy but do not indicate how you wish to vote, the persons named on the proxy card will vote for the proposal. Abstentions, blank or invalid ballots and withdrawals will not be counted as a vote for or against the proposal and therefore will not affect the result of the vote.

Change in Independent Registered Public Accounting Firm

On March 7, 2013, the Audit Committee of our Board of Directors approved the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2013. During the years ended December 31, 2012 and 2011 and through March 7, 2013, we did not, nor did anyone on our behalf, consult with KPMG with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report nor oral advice was provided to us that was an important factor we considered in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

On March 7, 2013, the Audit Committee decided not to re-appoint Ernst & Young LLP (“E&Y”) as our independent registered public accounting firm for the year ending December 31, 2013. E&Y completed the audit of our financial statements for the year ended December 31, 2012 on March 4, 2013, the date of its audit opinion.

The audit reports of E&Y on our consolidated financial statements as of and for the years ended December 31, 2012 and 2011 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of E&Y on the effectiveness of our internal control over financial reporting as of December 31, 2012 and 2011 contained an adverse opinion on our internal control over financial reporting due to the effect of material weaknesses in the Company’s internal controls over the accounting for income taxes. E&Y also identified and communicated to our Audit Committee a material weakness in our internal controls during the quarters ended March 31, June 30, and September 30, 2012 related to a long-term construction contract in Iraq accounted for under the percentage-of-completion method. The material weakness related to percentage-of-completion accounting was reported as remediated as of December 31, 2012 in the Annual Report on Form 10-K filed on March 4, 2013. Our disclosures on the effectiveness of our internal controls in Item 9A of our Annual Reports on Form 10-K and Item 4 of our quarterly reports on Form 10-Q for these periods address the material weaknesses.

During the years ended December 31, 2012 and December 31, 2011 and through March 7, 2013, there were (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matter of the disagreements in its reports on our consolidated financial statements for such years and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses described above.

Representatives of KPMG and Ernst & Young Ltd., Zurich, our Swiss statutory auditor for the year ended December 31, 2012, will be present at the Annual General Meeting to respond to any appropriate shareholder questions and will be given an opportunity to make a statement if they so desire.

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Fees Paid to Ernst & Young

The following table presents fees for professional audit services rendered by E&Y and Ernst & Young Ltd., Zurich for the audit of the Company’s annual consolidated financial statements and statutory financial statements for the years ended December 31, 2012 and 2011, and fees billed for other services rendered by Ernst & Young LLP and other member firms of Ernst & Young Global Limited during those periods. All fees were approved by the Audit Committee pursuant to its pre-approval policy.

	2012	2011

Audit fees(1)	$23,993,000	$14,302,000
Audit-related fees(2)	135,000	288,000
Tax fees(3)	226,000	290,000
All other fees(4)	141,000	33,000
TOTAL	$24,495,000	$14,913,000

(1)

Audit fees consist of professional services rendered for the audit of the Company’s annual financial statements, the audit of the effectiveness of the Company’s internal controls over financial reporting and the reviews of the Company’s quarterly financial statements. This category also includes fees for issuance of comfort letters, consents, assistance with and review of documents filed with the SEC, statutory audit fees, work performed by tax professionals in connection with the audit and quarterly reviews and accounting consultations and research work necessary to comply with the standards of the Public Company Accounting Oversight Board (United States). Fees are presented in the period to which they relate versus the period in which they were billed.

(2)

Audit-related fees include consultations concerning financial accounting and reporting matters not required by statute or regulation as well as fees for employee benefit plan audits.

(3)

Tax fees consist of non-U.S. tax compliance, planning and U.S./non-U.S. tax-related consultation.

(4)

Other services performed include certain other advisory services and do not include any fees for financial information systems design and implementation.

Audit Committee Pre-approval Policy

The Audit Committee has established a pre-approval policy for all audit and non-audit services to be provided by the independent auditor.

There are two types of pre-approval. “General” pre-approval is based on pre-determined types of services. “Specific” pre-approval is required for certain types of services or if a service is expected to exceed budgeted amounts. “Specific” pre-approval must be obtained through direct communications with the Audit Committee or the Chairman of the Audit Committee, to whom the Audit Committee has delegated pre-approval authority. The Chairman must report any pre-approved decisions to the Audit Committee at its next scheduled meeting.

The Audit Committee has designated the Company’s Vice President of Audit Services to monitor and report on the performance of all services provided by our independent auditor and to determine whether such services are in compliance with the pre-approval policy. The Vice President of Audit Services periodically reports to the Audit Committee regarding the results of his or her monitoring.

Audit Committee Report

March 7, 2013

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2012.

We have discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

We have received the written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence, and have discussed with the independent auditor the independent auditor’s independence.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

Samuel W. Bodman, III

David J. Butters

Robert K. Moses, Jr.

Guillermo Ortiz

Robert A. Rayne, Chairman

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AGENDA ITEM 5    APPROVE ISSUABLE AUTHORIZED SHARE CAPITAL AND AN AUTHORIZATION OF THE BOARD TO ISSUE SHARES FROM AUTHORIZED SHARE CAPITAL

The Board of Directors recommends that you vote “FOR” this proposal.

At the 2013 Annual General Meeting, our shareholders will be asked to approve Article 5 of the Company’s Articles of Association to (a) approve issuable authorized share capital in an amount equal to 153,000,000 shares, or CHF 177,480,000.00, which corresponds to 18.22% of current stated capital, and (b) grant an authorization to the Board to issue shares out of the Company’s authorized share capital for the period from June 20, 2013 to June 20, 2015. This proposal will allow the Company to retain the flexibility to issue shares for acquisitions, financing or other business purposes consistent with Swiss law. The Company does not currently have plans to use its proposed authorized share capital.

The Board of Directors may issue shares out of authorized capital up to the amount specified in the Articles of Association, which amount may not exceed 50% of the Company’s stated capital as reflected in the Register of Commerce. The Articles of Association currently do not provide for authorized capital. The Company’s current stated capital, as reflected in the Register of Commerce, is CHF 973,941,253.64, and the Board of Directors proposes to establish issuable authorized share capital in an amount equal to 153,000,000 shares, or CHF 177,480,000.00 (which is 18.22% of current stated capital).

Under Swiss law, the authority of the Board of Directors to issue shares out of authorized share capital is limited to a maximum period of two years. The previous authorization of the Board expired on June 23, 2012. The authorization of the Board to approve issuances of shares from authorized share capital will allow the Board to issue shares for business purposes consistent with Swiss law. If the Board’s authorization were not granted, the Company would be required to hold a shareholder meeting each time it wishes to issue shares from authorized share capital, which could involve significant expense and potentially detrimental delay.

In accordance with the proposed Article 5 of the Company’s Articles of Association, the Board of Directors may determine the conditions for the exercise of the preferential subscription rights and the allotment of preferential subscription rights that have not been exercised. The Board of Directors may allow the preferential subscription rights that have not been exercised to expire, or it may place such rights or shares, the preferential subscription rights of which have not been exercised, at market conditions or use them otherwise in the interest of the Company. The Board of Directors is authorized to withdraw or limit the preferential subscription rights of the shareholders as specified in the proposed Article 5.3 of the Company’s Articles of Association.

The text of the proposed Article 5 of the Articles of Association is included in Annex A to this proxy statement.

The affirmative vote of two-thirds of the votes and the absolute majority of the par value of the shares represented at the Annual General Meeting is required to approve this proposal. If you properly give a proxy but do not indicate how you wish to vote, the persons named on the proxy card will vote for the proposal. Abstentions, “broker non-votes,” blank or invalid ballots and withdrawals will be counted as a vote against the proposal.

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AGENDA ITEM 6    ADOPT AN ADVISORY RESOLUTION APPROVING EXECUTIVE COMPENSATION

The Board of Directors recommends that you vote “FOR” this proposal.

This proposal is included pursuant to Section 14A of the Exchange Act, which allows shareholders the opportunity to vote on an advisory (non-binding) resolution approving the compensation of our named executive officers (“NEOs”) as disclosed in this proxy statement.

At the 2011 Annual General Meeting, our shareholders were asked to cast an advisory (non-binding) vote on how frequently they wished the Company to conduct future advisory votes on named executive officer compensation. The Board recommended, and the shareholders voted, to conduct advisory votes on an annual basis.

We are requesting that our shareholders adopt the following advisory resolution, commonly referred to as a “say-on-pay” resolution, on the compensation of our named executive officers as disclosed in this proxy statement:

RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed pursuant to Item 402 of Regulation S-K, including the Executive Compensation section of the Proxy Statement for the Company’s 2013 Annual General Meeting of Shareholders, which includes the Compensation Discussion and Analysis, the Summary Compensation Table and other compensation tables and accompanying narrative.

We have designed our executive compensation program to achieve the following objectives:

•

Engage in best practices and avoid poor practices;

•

Attract, retain and motivate individuals of outstanding ability in key executive positions;

•

Drive and reward strong business performance to create superior value for our shareholders;

•

Pay for performance;

•

Ensure that performance-based compensation does not encourage excessive risk taking; and

•

Encourage our executives to focus on both the short-term and long-term performance goals of the Company.

We believe that our executive compensation program is effective in achieving these objectives. We also believe that a thorough understanding of our executive compensation program is important to investors. We urge you to carefully review the Compensation Discussion and Analysis section in this proxy statement, as well as the Summary Compensation Table, other compensation tables and related narrative discussion, for more information regarding the compensation of our named executive officers.

The vote on this proposal is an advisory vote, meaning that it is non-binding on the Company, the Board of Directors and the Compensation Committee. The results of the vote on this proposal will, however, be considered by the Board and the Compensation Committee when making future executive compensation decisions.

The affirmative vote of a relative majority of the votes cast at the Annual General Meeting is required to approve this proposal. If you properly give a proxy but do not indicate how you wish to vote, the persons named on the proxy card will vote for the proposal. Abstentions, “broker non-votes,” blank or invalid ballots and withdrawals will not be counted as a vote for or against this proposal and therefore will not affect the result of the vote.

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EXECUTIVE OFFICERS

The following persons are our executive officers and their ages as of April 30, 2013. (Dr. Duroc-Danner’s biography is on page 10). None of the executive officers or directors have any family relationships with each other.

Name	Age	Position
Bernard J. Duroc-Danner	59	Chairman of the Board, President and Chief Executive Officer
Peter T. Fontana	66	Executive Vice President and Chief Operating Officer
Dharmesh B. Mehta	47	Executive Vice President and Chief Administrative Officer
John H. Briscoe	55	Senior Vice President and Chief Financial Officer
Nicholas W. Gee	50	Senior Vice President – Strategy and Development
Joseph C. Henry	42	Senior Vice President and Co-General Counsel
William B. Jacobson	44	Senior Vice President, Co-General Counsel and Chief Compliance Officer
Antony Branch	44	Vice President – Europe, Africa and Middle East
Edgar Kyle Chapman	37	Vice President – Western Hemisphere
Ernest L. Dunn	59	Vice President – Production
Peter J. Levens	53	Vice President – Asia and Russia
Lance R. Marklinger	52	Vice President – Well Construction and Completion
James C. Parent	43	Vice President – Tax
Paul Timmins	47	Vice President – Formation Evaluation

Peter T. Fontana was appointed Executive Vice President in March 2013 and Chief Operating Officer in December 2010. Mr. Fontana joined the Company in January 2005 and has served in various senior management capacities, including Senior Vice President – Western Hemisphere. Mr. Fontana has an MBA from Southern Methodist University, and, prior to joining the Company, he held leadership positions with Baker Hughes, Forasol/Foramer and The Western Company of North America.

Dharmesh B. Mehta was appointed Executive Vice President in March 2013 and Chief Administrative Officer in January 2013. Mr. Mehta joined the Company in 2001 and has served in various senior management capacities, including Senior Vice President – Completion and Production Systems. Prior to joining the Company, Mr. Mehta had 10 years of experience in the software and oil and gas industries. Mr. Mehta holds a bachelor’s degree from the University of Houston and a master’s degree from the University of Wisconsin.

John H. Briscoe joined the Company in August 2011 as Vice President and Chief Accounting Officer and was appointed Senior Vice President and Chief Financial Officer in March 2012. From 2005 to August 2011, Mr. Briscoe was in senior management at Transocean Ltd. and was Vice President and Controller from October 2007 to August 2011. Prior to joining Transocean, Mr. Briscoe held senior accounting positions with Ferrellgas Inc. and Dresser Industries Inc. Mr. Briscoe also has seven years of public accounting experience with the firms of KPMG and Ernst & Young. Mr. Briscoe is a certified public accountant and holds a BBA from the University of Texas.

Nicholas W. Gee was appointed Senior Vice President – Strategy and Development in January 2013. Mr. Gee rejoined Weatherford in April 2009 and has held various senior management positions, including Senior Vice President – Formation Evaluation and Well Construction. Between June 2004 and April 2009, he pursued investment opportunities in the oil and gas exploration and production sector and provided technology and business strategy advice internationally to large and small oil and gas operating and service companies. Between 2000 and 2004, Mr. Gee was a vice president of our completions group. Prior to that time, he was in management with Global Marine Drilling Company in the North Sea. Mr. Gee began his career as a petroleum engineer with BP working in oil and gas exploration and production and has over 25 years experience in the oil and gas exploration and production business. He graduated with a 1st class honors degree in Chemical Engineering from the University of Birmingham and holds an MBA with distinction from Warwick Business School.

Joseph C. Henry was appointed Vice President – Legal in June 2009, Vice President and Co-General Counsel in December 2009 and Senior Vice President in March 2012. He joined the Company in 2003 and became Associate General Counsel in 2006. Prior to joining us, Mr. Henry was an attorney with an international law firm in Houston from 1995 to 2001 and served as in-house counsel with other energy companies from 2001 to 2003. Mr. Henry holds a bachelor’s degree from the University of Houston and a Juris Doctor from the University of Texas School of Law.

William B. Jacobson joined the Company in March 2009 and was appointed Vice President and Chief Compliance Officer in June 2009, Co-General Counsel in December 2009 and Senior Vice President in March 2012. During the past five years, Mr. Jacobson also served as a federal prosecutor for the Fraud Section of the U.S. Department of Justice’s Criminal Division, where he held various positions, including Assistant Chief for FCPA Enforcement, and was in private practice. Mr. Jacobson holds a Bachelor of Arts from Tufts University and a Juris Doctor from Georgetown University Law Center.

Antony Branch was appointed Vice President – Europe, Africa and Middle East in January 2013. Mr. Branch joined the Company in 2005, when we acquired Precision Drilling Corporation, and has held numerous management positions, including Vice President – Europe & Caspian Region. Prior to joining the Company, Mr. Branch held management positions with Precision and Sperry - Sun Drilling Services. Mr. Branch holds a degree in Petroleum Geology from the University of Aberdeen.

Edgar Kyle Chapman was appointed Vice President – Western Hemisphere in January 2013. Mr. Chapman joined the Company in 1999 and has held numerous management positions, including Vice President – Latin America Region. Mr. Chapman holds a Bachelor of Science in Mechanical Engineering from Texas Tech University.

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Ernest L. Dunn was appointed Vice President – Production in January 2013. During his 40 years of service with the Company, he has held a variety of positions in sales and management, including most recently, Global Business Unit Manager for Reciprocating Rod Lift, North America Business Unit Manager for Production Systems, and U.S. Operations Manager for Wholesale Operations.

Peter J. Levens was appointed Vice President – Asia and Russia in January 2013. Mr. Levens joined Weatherford in 1980 and has held various positions within the Company, including Vice President - Asia Pacific Region, Director of Drilling Tools and Intervention for the Western Hemisphere and product line and regional management positions. Mr. Levens completed his schooling at Onslow College Wellington New Zealand.

Lance R. Marklinger was appointed Vice President – Well Construction and Completion in January 2013. Mr. Marklinger joined the Company in January 2010 and was appointed Vice President - Russia Region in November 2010, following a role as Well Services Group Manager. Prior to joining Weatherford, Mr. Marklinger was employed by Dowell and Schlumberger Ltd. from July 1993 to January 2010 in various management positions, including General Director and Vice President of Marketing of PetroAlliance, Vice President of Sales and Marketing US Land, and Operations Manager Russia. He is a graduate of the Southern Alberta Institute of Technology with an associate’s degree in Petroleum Engineering.

James C. Parent joined Weatherford and was appointed Vice President – Tax in July 2012. Prior to that time, Mr. Parent was Vice President of Tax Reporting for Tyco International from 2006 until he joined Weatherford in 2012. From 1993 to 2006, Mr. Parent worked for PricewaterhouseCoopers in various capacities, including Tax Director. Mr. Parent holds a bachelor’s degree from the University of Connecticut, a master’s degree in taxation from the University of Hartford and a Juris Doctor from the University of Connecticut School of Law.

Paul Timmins was appointed Vice President – Formation Evaluation in January 2013. Mr. Timmins joined the Company in 2005, when we acquired Precision Drilling, as Vice President of Drilling Services. Mr. Timmins has 26 years of industry experience and has held numerous management positions with Dresser, Halliburton and Precision. He holds a degree in Petroleum Geology from the University of Aberdeen.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (“CD&A”)

Summary Discussion

Fiscal 2012 Highlights

In 2012 Weatherford achieved significant progress in key areas:

•

Our 2012 revenues increased 17% over 2011, a larger increase than any of our three larger, direct competitors: Schlumberger, Halliburton and Baker Hughes;

•

We put great focus on internal matters, including a complete overhaul of our tax accounting processes; and

•

We achieved significant improvement in our safety statistics over prior years.

Compensation Highlights

We align pay with performance.

We structure our executive compensation program to align pay with performance. Our CEO’s realized compensation for the years 2010-2012, relative to our peers, correlates strongly with our total shareholder return for the same period, relative to our peers.

Source: Longnecker & Associates research.

3-Year Realized Total Compensation is the sum of base salary paid, cash incentives paid, all other compensation paid (perquisites included), and the vest-date value of equity awards vested for the three years ended December 31, 2012.

3-Year Total Shareholder Return is the percentage increase in shareholder value for the three years ended December 31, 2012, adjusted for cash dividends paid.

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We engaged with our investors and improved our executive compensation program based on their feedback.

Our shareholders in 2012 approved the compensation of our 2011 NEOs with an approval vote of 55%. While this was a significant improvement over our say-on-pay vote for our 2010 NEOs, we understand that many of our shareholders were not satisfied with the improvements to our executive compensation program. We reached out proactively to our 50 largest shareholders, and had meaningful engagement, including telephonic and personal meetings, with 19 of our 20 largest shareholders representing approximately 39% of our shareholding, to better understand their concerns and objections. We modified our NEO compensation program in consideration of those interactions, including modifications to our 2013 long-term incentive awards.

Our CEO voluntarily forfeited the majority of his 2012 compensation.

In March 2012, we approved annual grants of long-term equity incentive awards to our officers. These grants were designed to correlate the long-term pay an executive realizes upon vesting (three years after the grant) with the returns our shareholders receive during the same three-year period.

Later in 2012, as we continued work to finalize the filing of our restated financial statements, our share price remained depressed. In response, in December 2012, our CEO asked the Compensation Committee (also referred to in this CD&A as “the Committee”) to rescind his 2012 equity grant, even though more than two full years remained before it would be measured for performance and vesting. The Committee agreed and approved the termination of the award. We believe this extraordinary action is a further reflection of the commitment of the CEO and the Committee to our pay-for-performance philosophy. As shown in the shareholder return graph above, the annual awards are highly effective at aligning pay with performance for the CEO.

Our CEO’s total potential compensation for 2012, as reflected in the Summary Compensation Table on page 37, fell 59% from $17.3 million in 2011 to $7.2 million in 2012.

Further, our CEO has refused any increase in his base compensation since 2009.

We eliminated objectionable pay practices from our executive compensation program.

•

We do not pay discretionary bonuses or multi-year guaranteed bonuses.

•

We do not provide Section 280G or Section 409A tax gross-ups.

We established preferred pay practices in our executive compensation program.

•

We pay annual bonuses to executives only on the achievement of pre-determined and measurable objectives that benefit our Company and shareholders. For 2012 and 2013, those objectives focus on profitability, capital efficiency and safety, and are tied to the Board-approved budget.

•

The primary retirement benefit available to our CEO is denominated in shares such that the value of that benefit correlates directly with shareholder returns. For example, the value of our CEO’s retirement benefit fell $15.2 million, or 24% from December 31, 2011 to December 31, 2012, commensurate with a 24% drop in our share price for the same period. Conversely, in years of share price appreciation, our CEO’s retirement benefit will increase proportionate with shareholder returns.

•

We prohibit our executives, as well as directors, from engaging in hedging or derivative transactions involving our shares.

•

We adopted an Executive Compensation Clawback Policy in 2012, a copy of which has been filed with the SEC.

•

We maintain share ownership guidelines, requiring executive officers to hold equity equivalent in value to three times (or six times in the case of the CEO) of their base salary.

•

The severance benefits under our executive employment agreements are not augmented by a change of control and are “double-trigger” arrangements.

We engage in best governance practices with respect to executive compensation.

•

Our Compensation Committee comprises only independent directors.

•

The Compensation Committee engaged a compensation consultant that is independent of management and the Company, and the Committee meets with the consultant in executive sessions separate from management.

•

We provide detailed, forward-looking disclosure of our current year annual cash incentive metrics and long-term performance metrics. See “—2013 Annual Incentive Goals” on page 33 and “—Grants in 2013” on page 35.

•

We compare our executives’ total compensation potential and total compensation realized to a consistent peer group for market comparable data. We regularly evaluate that peer group to ensure it is appropriate to the Company, but we add or remove peers only where clearly warranted.

•

We conduct an annual comprehensive risk analysis of our executive compensation program with our independent compensation consultants to ensure that our program does not encourage inappropriate risk-taking.

•

We review annually a calculation of the shareholder value transfer and “burn rate” resulting from equity grants to ensure they are not excessive.

This CD&A Covers Our Named Executive Officers (“NEOs”)

This CD&A covers the compensation of our NEOs, who are:

•

Dr. Bernard J. Duroc-Danner, Chairman, President and Chief Executive Officer

•

Mr. Peter T. Fontana, Executive Vice President and Chief Operating Officer

•

Mr. Dharmesh B. Mehta, Executive Vice President and Chief Administrative Officer

•

Mr. John H. Briscoe, Senior Vice President and Chief Financial Officer

•

Mr. Nicholas W. Gee, Senior Vice President, Strategy and Development

We also address historical compensation with respect to Mr. Andrew P. Becnel, who left the Company effective March 31, 2012 but was Senior Vice President and Chief Financial Officer until that date and is considered an NEO for 2012 pursuant to applicable SEC rules.

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Elements of Our Executive Compensation Package

Our compensation program is designed to reward our NEOs for the achievement of strategic and operational goals and the achievement of increased shareholder value, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. The following table summarizes the objective of each element of our NEOs’ compensation package, the key features of those elements and the extent to which the element is performance-based. This table should be read in conjunction with our Summary Compensation Table on page 37 and the more detailed discussion under “Our Executive Compensation Program” beginning on page 32.

Compensation Element	Objective	Key Features	Performance/At-risk?
Base Salary	To provide a base level of income.	Reviewed annually and subject to upward adjustment based on market factors, experience, individual performance and leadership.	No.
Annual Cash Incentive	To motivate and reward executives’ contributions to the achievement of predetermined financial and operational objectives.	Compensation Committee establishes performance measures that incentivize performance relevant to meeting financial, operational and safety goals that will ultimately drive shareholder value.	Yes—pays out only based on achievement of pre-set, measurable goals; may not pay out.
Performance Share Units (Long-Term Equity Awards)	To correlate realized pay with increases in shareholder value on absolute terms and relative to industry peers over a long-term period.	In periods of low shareholder return, executives realize little or no value. In periods of high shareholder return, executives may realize substantial value.	Yes—pays out only based on increased shareholder value; may not vest depending upon total shareholder return performance.
Restricted Share Units (Long-Term Equity Awards)	To incentivize management (excluding the CEO) to contribute to long-term increases in shareholder value. To retain executives in the hypercompetitive energy market.

Provides “skin in the game.” A portion of NEOs’ (other than CEO’s) compensation is paid in equity, and value is realized based on future share price. Provides a straight-line, direct correlation of realized pay to increase in shareholder value.

Yes—value increases or decreases in correlation to share price.
Severance	To provide a measure of financial security in the event an executive’s employment is terminated without cause. To encourage retention and ensure continued dedication by executive officers.	Severance benefits are provided pursuant to the executive officers’ employment agreements.	No, except does not apply in termination for cause or voluntary termination without good reason.
Broad-based Retirement Plans	To provide retirement savings in tax-efficient manner.	Executives participate in retirement plans such as 401(k) plans that are generally available to all employees, including matching contributions.	No.
CEO Retirement Plan	To link ultimate, career-long wealth building to shareholder value.

We previously maintained a SERP. The vested, fixed balance of the CEO’s primary pension benefit is denominated in shares, such that the benefit value is linked directly to share value in a 1:1 correlation. The SERP was frozen in 2010, and no further contributions have been made to any employees.

Yes—Value is based on share price and increases or decreases in correlation to share price.
Perquisites	We provide limited perquisites to executives to assist executives in carrying out their duties and increasing productivity.	Perquisites provided to executives include club membership dues and an auto allowance. Perquisites are industry standard, included in many cases for non-executive employees.	No.
Expatriate Benefits	To assist in absorbing part of the additional burden of an overseas assignment.

As a multi-national industry, ex-pat benefits—including housing and schooling assistance and tax normalization—are industry standard. Tax benefits provided to executives are less than those provided to non-executive expatriates.

No.

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Oversight of our Executive Compensation Practices

Our executive compensation program is administered by the Compensation Committee of the Board of Directors. The Committee currently consists of four directors, Samuel W. Bodman, III, William E. Macaulay (Chairman), Robert K. Moses, Jr. and Guillermo Ortiz. At all times in 2012, all of the persons serving on the Committee were independent, as defined by the standards of the NYSE, and satisfied the qualification standards of section 162(m) of the Code and Section 16 of the Exchange Act.

The Committee is responsible for, among other functions, reviewing and approving the total compensation for our NEOs consistent with the philosophy and objectives described below.

Compensation Philosophy and Objectives

The Committee follows a “pay for performance” philosophy in our executive compensation structure. The Committee’s objective is to provide compensation to our executive officers at a level and in a manner that maximizes shareholder value.

The Committee believes that our executive compensation program should reward enhanced financial performance of the Company and maximize shareholder value by aligning the short-term and long-term interests of our executive officers with those of our shareholders. Our programs are intended to:

•

Attract, retain and motivate individuals of outstanding ability in key executive positions;

•

Drive and reward strong business performance to create superior value for our shareholders;

•

Pay for performance;

•

Ensure that performance-based compensation does not encourage excessive risk taking; and

•

Encourage our executives to focus on both the short-term and long-term performance goals of the Company.

Our executive compensation also is intended to be market competitive. For 2012, the Committee approved base salary, annual performance compensation and long-term incentive compensation (together, the “total direct compensation”) for each NEO that was intended to be competitive with our peer group. However, in setting the compensation of our NEOs, the Committee also takes into consideration historical and individual circumstances, including tenure and experience, individual performance, anticipated future contributions, retention factors, including apparent career alternatives for each individual, and the availability of comparable data for certain positions.

The Committee believes that a majority of executive compensation should be “at risk” — that is, the ultimate, realized value of the compensation is tied to the Company’s financial and equity performance. During periods when our financial performance meets or exceeds established objectives, we believe that NEOs should be rewarded under our incentive compensation programs for their efforts in achieving our goals. Likewise, when our performance does not meet the established goals, incentive compensation may be reduced or eliminated.

Incentive compensation is designed to balance short-term annual results and long-term multi-year success of the Company. Short-term awards primarily are payable in cash, while long-term awards are equity-based awards.

Pay for Performance Outcomes: Realized Compensation Analysis

Our executive compensation program design is intended to be competitive and to link executive compensation outcomes with performance. To ensure that our pay-for-performance philosophy translates into real outcomes, the Committee’s independent compensation consultant, L&A, tested that linkage. L&A reviewed (a) realized compensation, or the value of the compensation actually received, by our CEO for the years 2010-2012; (b) realized compensation of the CEOs of our peer group, calculated on the same basis using data disclosed in their proxy statements and (c) the total shareholder return (“TSR”) for us and our peers over the 2010-2012 period. The primary purpose of this review was to determine if our performance and our CEO’s compensation are aligned with companies in our peer group for this three-year period.

The Committee determined that this analysis, the results of which are graphically presented on page 27 above, demonstrates that for the period measured, the correlation between performance and CEO realized compensation is in line with our peers.

Realized compensation is different than compensation as disclosed in the Summary Compensation Table on page 37. Among other things, the Summary Compensation Table analysis, the format of which is standardized by SEC regulation, values long-term equity grants at the date of grant based on a presumed or predicted future value. A realized compensation analysis, on the other hand, measures the value of long-term compensation as it is earned rather than the value at the time of grant. We encourage you to consider our analysis in light of the information included in the Summary Compensation Table on page 37 and the subsequent tables.

Clawback Policy

We adopted the Weatherford International Executive Compensation Clawback Policy setting out the terms under which we may seek to recover incentive compensation from our officers under certain circumstances. The purpose of the policy is to enable the Committee to recoup performance-based compensation that is paid but it is subsequently determined not to have been earned because financial results are restated, including if the Committee determines that an officer has engaged in fraud, willful misconduct or gross negligence that causes or contributes to a restatement of our financial statements.

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Mandatory Minimum Share Ownership Guidelines

The Committee believes that it is important to align the interests of management with the interests of our shareholders. In furtherance of this philosophy, the Company has adopted the following mandatory minimum share ownership guidelines. Share ownership includes shares owned directly as well as equity-based awards not yet fully vested, deferred compensation plans and retirements plans (including our 401(k) plan and suspended plans). The minimum guidelines are based on a multiple of base salary or, in the case of directors, annual cash retainer. The guidelines are as follows:

Chief Executive Officer	6x
Other executives	3x
Directors with one or more full years of service	5x

The Committee has reviewed the share ownership of our executive officers and directors and determined that they meet or exceed these share ownership guidelines.

Risk Analysis of our Compensation Programs

The Committee reviews our compensation plans and policies to ensure that they do not encourage unnecessary risk taking and instead encourage behaviors that support sustainable value creation. In 2012, the Committee, with the assistance of L&A, reviewed the Company’s compensation policies and practices for executive officers, and believes that our compensation programs are not reasonably likely to have a material adverse effect on the Company. We believe the following factors reduce the likelihood of excessive risk-taking:

•

The program design provides a balanced mix of cash and equity, annual and long-term incentives, fixed and variable pay, and performance metrics;

•

Maximum payout levels for bonuses are capped;

•

The Committee has downward discretion over incentive program payouts;

•

Executive officers are subject to share ownership guidelines;

•

Compliance and ethical behaviors are integral factors considered in all performance assessments; and

•

The Company has adopted a “clawback” policy.

Compensation Consultants and Independence

As set forth in its charter, which can be found on our website, the Committee has the authority to retain and terminate compensation consultants to provide advice to the Committee. The Committee retained L&A in 2012 to provide information, analyses and advice regarding executive compensation. The NYSE has adopted guidelines for Compensation Committees to consider when identifying Committee advisor independence. The Committee reviewed these guidelines and determined that L&A is an independent consultant, and L&A performs no services for the Company other than those related to executive and non-employee director compensation.

Our management communicates with L&A and provides data to L&A regarding our executive officers, but does not direct L&A’s activities. L&A has not performed or provided compensation services in the past to our management.

Market Analysis and Peer Group

When considering our compensation practices and levels, the Committee reviews the compensation practices and levels of a peer group of publicly-traded energy service and exploration and production companies to determine market levels. There are a limited number of companies and potential peers for us to determine an appropriate peer group. The Committee periodically reviews the composition of our peer group to ensure that the companies in the group are relevant for comparative purposes and have executive positions with responsibilities similar to ours and that compete with us for executive talent. The Committee and L&A review data for potential peers relating to enterprise value, revenue and market capitalization. Based on these factors and directly comparable business lines, the Committee determined that the following companies would comprise our peer group for 2012. The Company’s revenues were in the 54th percentile of this peer group. This is the same peer group we used in 2011, and we used the same peer group in early 2013 to establish executive compensation for 2013:

•

Baker Hughes

•

Cameron

•

Halliburton

•

Nabors

•

National Oilwell Varco

•

Noble

•

Schlumberger

•

Transocean

Section 162(m) of the Internal Revenue Code

The Committee considers the tax impact of our executive compensation programs. Section 162(m), as interpreted by U.S. Internal Revenue Service Notice 2007-49, imposes a $1 million limitation on the deductibility of certain compensation paid to certain officers. As a multi-national Swiss company, the significant majority of our executive compensation is not a U.S. tax expense, so section 162(m) is not a concern for the Company. The Committee may take into account the potential application of section 162(m) on incentive compensation awards and other compensation decisions, and it may approve compensation that will not meet these requirements in order to ensure competitive levels of compensation for our executive officers.

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Our Executive Compensation Program

Below is a detailed discussion and analysis of each component of our executive compensation as applied to each of our NEOs for 2012 and 2013.

Base Salary

Base salary provides a fixed level of compensation to the executive, representative of his skills, responsibilities and experience. Base salaries for our executive officers are reviewed annually. Proposed increases to base salaries are reviewed by the Committee following recommendations from Dr. Duroc-Danner (other than for his own base salary). The Committee does not rely on predetermined formulas or criteria when evaluating executive base salaries, but considers comparable market data provided by L&A. The Committee also considers individual contributions, retention and succession planning concerns in setting base salaries.

Dr. Duroc-Danner’s salary has not increased in over four years. His salary is higher than the average salary of CEOs of our peers. However, the Committee believes his salary is appropriate in light of his unique experience and in-depth understanding of our industry—having lead the Company for 26 years—and considering alternative career opportunities that could be available to him. None of the CEOs of our peers have this level of experience or tenure. Nonetheless, for 2013, Dr. Duroc-Danner again refused any increase in base salary.

Mr. Fontana’s salary increased 15% in 2012 from 2011. In setting his salary, the Committee considered his decades of experience, the significant operational improvements the Company experienced under his leadership in 2011, including a 27% increase in revenues over 2010, and his importance to the Company’s future success. For 2013, he received a 4% market-based increase in base salary.

Mr. Mehta became an NEO in 2012. His salary was set based on market factors and the personal contribution he has made to the company. For 2013, he received a 15% increase in base salary as a market adjustment, considering his promotion to Executive Vice President and Chief Administrative Officer and the significant contribution he made in helping direct and coordinate internal organizational and systems improvements in 2012.

Mr. Briscoe’s salary was determined based on market competitive factors when he was promoted to Chief Financial Officer in March 2012. For 2013, he received a 4% market-based increase in base salary.

Mr. Gee received a 10% salary increase from 2011 to 2012 as a market adjustment and considering our 2011 operational performance. For 2013, he received a 9% increase in base salary as a market adjustment and considering his promotion to Senior Vice President, Strategy and Development and the significant role he plays in helping set company strategy and direction.

The table below shows the annual base salaries of the NEOs currently serving the Company effective after adjustments for the applicable year. Where adjustments were made during the year, these annualized amounts may be higher than the actual amount paid for the entire year. See the Summary Compensation Table on page 37 for the actual amounts paid.

Executive	2011 Salary		2012 Salary		2013 Salary
Dr. Duroc-Danner	CHF	1,760,000	CHF	1,760,000	CHF	1,760,000
Mr. Fontana		€637,500		£616,000		£640,992
Mr. Mehta(a)		---		$620,000		$715,000
Mr. Briscoe(a)		---		$700,000		$728,000
Mr. Gee		£350,000		£385,000	CHF	607,556
(a) Information for 2011 is not presented for Messrs. Mehta and Briscoe because they were not NEOs in 2011.

Annual Incentive Compensation

Our annual incentive compensation is generally structured to deliver cash payouts in line with market multiples when performance targets are achieved or exceeded. The Committee annually establishes the terms of any awards under our Non-Equity Incentive Compensation Plan (the “ICP”), including the financial metrics and goals for each award, during the first quarter.

For each award under the ICP, the Committee establishes goals at three levels: threshold, target and superior. Target represents a strong but achievable level of performance that will increase shareholder value. Superior represents an extraordinary level of performance that will substantially increase shareholder value. Threshold is the entry-level of performance under the ICP, established so that smaller awards will be earned for satisfactory performance short of target.

The Committee establishes potential award payments as a percentage of the executive’s annual base salary in effect at the end of the plan year, with a percentage determined for achievement of threshold, target or superior level. If our financial results fall between the threshold and target goal levels or between the target and superior goal levels, the award payment will be determined by linear interpolation to derive the percentage of salary.

2012 Annual Incentive Results

For 2012, the Committee adopted multiple metrics to determine the short-term incentive payouts that include goals based on profitability, capital efficiency and safety as set forth in the following table, which also shows the actual results of these metrics.

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($ in millions) Objective	Profitability	Capital Efficiency	Safety
Performance Metric	Operating Income(a)	Operating Income ÷ (Net Debt + Shareholder Equity)	Lost-Time Incident Rate	Preventable Vehicle Incident Rate
Metric Weight	45%	45%	5%	5%
2012 Superior	$2,970	15.5%	0.21	1.10
2012 Target	$2,495	13.5%	0.23	1.16
2012 Threshold	$2,220	12.5%	0.25	1.29
2012 Actual	$1,988	11.6%	0.17	0.81
(a) Operating Income is regional operating income before corporate, R&D and items.

The Company did not achieve the threshold levels for profitability or capital efficiency in 2012. However, the Company achieved substantial improvements in its safety metrics from prior years. The safety performance exceeded the Superior target in the table above, and resulted in the bonus payments reflected in our Summary Compensation Table on page 37. These payouts are calculated based on the program as described in our proxy statement for our annual meeting held in 2012 and do not include any discretionary additional payouts. While we did not achieve the minimum threshold payout for our capital efficiency, we implemented a structured capital efficiency improvement initiative in October 2012 that delivered positive results in the fourth quarter. Our CEO’s target annual incentive potential for 2012 was CHF 2,112,000. His maximum potential was CHF 4,224,000, but his achieved and paid bonus was CHF 422,400.

2013 Annual Incentive Goals

For 2013, the Committee adopted a similar system, but replaced the capital efficiency metric with a metric used internally by the company to measure progress in capital efficiency. The new metric is days of working capital, as defined below. The 2013 annual incentive goals and metrics are provided below.

($ in millions) Objective	Profitability	Capital Efficiency	Safety
Performance Metric	Operating Income(a)	Reduction in Days Working Capital(b)	Lost-Time Incident Rate	Preventable Vehicle Incident Rate
Metric Weight	45%	45%	5%	5%
2013 Superior	$2,757	12 days	0.14	0.69
2013 Target	$2,282	10 days	0.15	0.73
2013 Threshold	$2,007	8 days	0.17	0.81
2012 Actual	$1,988	(4) days (c)	0.17	0.81

(a)

Operating Income is regional operating income before corporate, R&D and items.

(b)

Days Working Capital is calculated as [(Receivables + Inventory – Payables)/Annualized Revenue * 365] and the reduction is based on the change from the quarter ended December 31, 2012 to the quarter ending December 31, 2013.

(c)

Days Working Capital increased four days in 2012.

The Committee believes that these metrics are appropriate representations of and incentives towards the relevant objectives of profitability, capital efficiency and safety, and that the weighting assigned to each is appropriate. The targets also are tied to internal budgets and expectations and require significant improvement over 2012 performance. The Committee believes these targets are rigorous and are at or above market expectations.

The potential payouts under the 2013 annual bonus structure, expressed as a percentage of salary based on achievement of various levels, as shown in the table below, are percentages we determined to be within market ranges based on market data from our peer group and industry. These are the same percentages that were set for 2012 for individuals with similar titles. For each metric, the percentage of salary determined by performance would be multiplied by the weighting percentage for the metric shown above to determine the payout on that metric.

	Threshold	Target	Superior
Dr. Duroc-Danner	60%	120%	240%
Messrs. Fontana and Mehta	50%	100%	200%
Messrs. Briscoe and Gee	45%	90%	180%

Award payments under the ICP are made after the public release of our year-end financial results for the applicable year and after determination of the award payments by the Committee. No award payment is made until the calculation of the payment award is approved by the Committee. Plan awards earned for a year generally are paid in February or March of the following year. Awards are paid in cash in the currency in which the recipient ordinarily is paid.

The Committee may determine that modifying the ICP, the goals or the potential award payments would provide more appropriate incentives for executives in the event of unforeseen developments. The Committee does not intend to exercise this discretion except in very unusual circumstances. The Committee reserves the right in its sole discretion to adjust the financial metrics under the ICP to reflect (1) the impact of material acquisitions or dispositions, (2) changes in our industry, (3) changes in macro-economic factors or conditions impacting the Company, (4) changes in market compensation practices and other circumstances, (5) changes in applicable laws, regulations or accounting practices, or (6) other matters that were not anticipated when the financial goals for the plan year were determined. The Committee also retains the discretion to make alternative bonus calculations or to make retention awards or other awards based on alternative or non-financial performance criteria if unexpected circumstances make such changes appropriate. The Committee does not intend to increase the potential payment amounts even if an adjustment to the metrics is warranted.

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Long-Term Equity Incentive Compensation

Long-term equity incentives are designed to motivate management to enable the Company to achieve long-term performance improvements and serve to link a significant portion of compensation to shareholder returns. In March 2010, the Committee approved the 2010 Omnibus Incentive Plan (which was approved by our shareholders at our Annual General Meeting on June 23, 2010), under which the Company may issue awards of long-term equity compensation from time to time consistent with the objectives and philosophy of our compensation programs. We generally grant long-term equity awards annually in February or March to incentivize future performance.

Determination of Aggregate Value of Awards

In determining the total value of long-term incentive awards to be granted to each NEO, the Committee determines the award value as a nominal dollar amount in accordance with market data and considers, without giving particular weight to any specific factor, the position of the officer (both in terms of function and responsibilities), tenure, anticipated future contributions and the long-term incentive compensation of similarly situated executives in our peer group. In determining the number of restricted or performance share units to award, the Committee looks to the closing share price as of the date of grant.

Forms of Long-term Incentives

Long-term incentive awards provide our NEOs with a benefit that increases only when the value of our shares increases, which aligns their interests with increasing shareholder value. Long-term incentives are equity-based and include restricted share units and performance share units. In determining the form or forms of award grants, the Committee considers, among other factors, the seniority of the officer and the ability of the officer to impact our success, as well as the appropriateness of a particular security to the individual executive’s financial circumstance.

Restricted share units motivate our NEOs to strive for share price appreciation, as they are granted at the closing price on the date of grant, and the executive realizes value only when the units vest and the underlying shares are delivered. Restricted share units generally vest in equal annual installments over a period of three years. Upon vesting, the holder of restricted share units receives one registered share for each unit that vested. Holders of restricted share units do not have voting rights or dividend participation rights until the underlying shares are delivered to them.

Performance share units have the higher possible returns and also higher risk of the various forms of awards available to the Committee to grant. Performance share units also provide an even stronger correlation to shareholder value, as they vest, if at all, into a number of shares depending on achievement of specified performance targets.

Grants in 2012

In March 2012, the Committee awarded long-term equity incentives of the following values to our NEOs:

Executive	2012 Award
Dr. Duroc-Danner(a)	$0
Mr. Fontana	$6,666,000
Mr. Mehta	$3,080,000
Mr. Briscoe	$2,200,000
Mr. Gee	$3,080,000
(a) Dr. Duroc-Danner voluntarily relinquished his $8,000,000 award in 2012. See “—Compensation Highlights” on page 27.

These values were used to calculate a number of shares and units awarded based on the closing share price on the date of grant and may not correlate to the value presented in our Summary Compensation Table on page 37. The values of performance share units reflected in that table are based on a statistical option-value pricing model known as “Monte Carlo Valuation,” which is used for accounting purposes. We encourage you to review the Summary Compensation Table on page 37 and the subsequent tables.

Of the above awards, the Committee granted 100% of the award to our CEO in the form of performance share units. The Committee granted the other NEOs 50% of their awards in performance share units and 50% in restricted share units. In determining to grant other NEOs a different equity mix, the Committee noted that the Company was alone among its peers in providing all long-term compensation solely in performance share units for the CEO. Further, the Committee considered that a grant of entirely performance share units may not be the most effective incentive for all NEOs, depending on such factors as the executive’s career tenure, level of responsibility within the Company, job function, and retention concerns.

The 2012 performance share units have a single three-year performance period (2012-2014 combined). The performance share units will be settled in registered shares issued under our 2010 Omnibus Incentive Plan, with the actual number of shares to be issued based on a multiple of each executive’s targeted number of performance share units.

For half of the 2012 performance share units, the multiplier will be determined on the basis of our Total Shareholder Return (“TSR”) relative to the TSR of each company in our TSR Peer Group, such that the actual number of shares issued could be 2.25x the number of units for extraordinary performance or could be zero for below-threshold performance. The follow table shows the applicable multiples based on TSR ranking.

TSR Rank	Performance Multiplier
First	2.25x
Second	1.25x
Third	0.50x
Fourth	0.00x

For the other half of the 2012 performance share unit grants, the performance multiplier is based on our absolute increase in share price, measured as compound annual growth rate (“CAGR”). The following table shows the number of shares each unit will vest into based on our three-year CAGR:

CAGR	Performance Multiplier
20%+	2.0x
15%	1.0x
10%	0.5x
<10%	0.0x

CAGR between 10% and 15% or between 15% and 20% would be interpolated (i.e., CAGR of 18% would yield a multiplier of 1.6x).

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Grants in 2013

In March 2013, the Committee awarded long-term equity incentives of the following values to our NEOs:

Executive	2013 Award
Dr. Duroc-Danner	$8,000,000
Mr. Fontana	$5,000,000
Mr. Mehta	$2,900,000
Mr. Briscoe	$2,750,000
Mr. Gee	$2,850,000

Of the above awards, the Committee determined to grant 100% of the long-term incentive awards to our CEO and COO in the form of performance share units and 50% of awards to other NEOs in performance share units and 50% in restricted share units. None of our peers grant 100% of CEO long-term incentives in the form of performance-based units.

In our engagement with our shareholders in 2012, some shareholders expressed concern that the peer-performance measured performance share units could result in vesting even if the shareholder return was negative over the measurement period (i.e., all peers had negative returns, but the Company still performed on a relative basis). We also determined that the Monte Carlo Valuation of these relative performance awards was significantly higher than the awarded values, which causes potential compensation as reflected in our Summary Compensation Table on page 37 to be higher than the values shown above. In response, the Committee decided in 2013 to utilize only the CAGR metric for performance share units. The targets and multipliers for performance share units are identical to those granted in 2012 (see chart above).

Other Share Grants

Due to our suspension of the Executive Deferred Compensation Stock Ownership Plan (“EDC”) in 2008 (see “Retirement Plans—Suspended Deferred Compensation Plan” below), and in order to continue to encourage equity ownership as well as to compensate participants for the loss of this benefit, we grant participants in this plan, including our NEOs (other than Mr. Briscoe, who was not a participant in the EDC) and approximately 40 other non-executive senior management and key employees, quarterly grants of shares in an amount to approximate the benefits participants would have received had we not suspended the plan. The table entitled “Grants of Plan-Based Awards in 2012” on page 39 reflects these grants to our NEOs (other than Mr. Briscoe), and these grants are included in the Summary Compensation Table on page 37.

Perquisites

We provide our NEOs with perquisites and other personal benefits that we believe are reasonable and consistent with the practices of our peer group. Perquisites made available to our NEOs include an annual car allowance or the use of a company car, payment of club dues and payment of life insurance premiums. The amounts of these perquisites are shown in the Summary Compensation Table on page 37 and the related footnotes.

Expatriate Benefits

For our NEOs who are assigned to an international location outside their home country, we also provide reasonable and customary expatriate benefits, including relocation expenses, housing allowance and educational expenses for dependent children. The types and values of perquisites for each NEO are shown in the Summary Compensation Table and notes to that table on page 37.

Dr. Duroc-Danner has declined to accept a housing allowance or educational expenses in connection with his assignment to Switzerland.

We also provide officers who are on international assignment a benefit designed to absorb part of the additional tax burden resulting from their assignment. We believe these benefits are standard in our industry and generally apply to non-management expatriate employees as well. We believe the level of tax benefit provided is reasonable and not excessive. Further, we believe the cost to the Company of providing this benefit is reasonable in light of the benefits we receive in having our officers assigned internationally.

The level of tax benefit we provide to officers assigned to our Swiss headquarters is significantly less than the benefit we provide to non-executive employees on international assignment in other jurisdictions. We use a “hypothetical tax” model, in which we deduct a fixed amount from the executive’s cash and equity income and then pay taxes on behalf of the executive in his home country and country of assignment. Many companies use a “tax equalization” method, in which the expatriate’s taxes are calculated based on what they would be in his or her home country if he or she were not on an international assignment, and the Company reimburses the expatriate for all taxes above that amount.

For our officers assigned to Switzerland, we deduct a 35% hypothetical tax. The effective result is that these officers pay a 35% flat tax on every dollar of income with no deductions and no exemptions. This often results in a higher tax payment by the executive than they would pay in their home country absent the international assignment, so the tax benefit we provide is less than the full tax equalization method employed by many companies in our industry.

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Retirement Plans

Discontinued Executive Retirement Plan

Historically, we maintained supplemental executive retirement plans. No new participants have been admitted to the plans since 2006. The original plan was frozen in 2008, and the successor plan was frozen in 2010, following which no additional benefits have accrued to the participants, other than de minimis interest accruals on cash balances.

The only remaining participant in the plan is Dr. Duroc-Danner. In 2010, Dr. Duroc-Danner elected to convert his fully vested cash balance in the plan into approximately 4.4 million notional share units. He will receive these units upon leaving the Company or no later than January 1, 2017 and the value of these units will increase or decrease in direct correlation to the change in our share price. This provides a strong linkage to our share price performance.

Suspended Deferred Compensation Plan

We historically maintained the EDC for our executive officers and certain senior managers and key employees. We suspended the EDC in 2008 such that no new participants may join the plan, participants may not make compensation deferrals to the plan, and we do not make credits under the plan of behalf of participants.

All participants in the plan are fully vested in their plan balances. Shares sufficient to cover all participant accounts are maintained in a trust, and the Company does not expect to incur any further liability on distribution of participant accounts. All amounts under the EDC will be distributed upon leaving the Company or no later than January 1, 2017. Generally, distributions will be made in registered shares.

During 2012, the Committee elected to terminate this plan and make a partial distribution pursuant to it, resulting in the taxable distribution to participants of fully vested balances as of December 31, 2004. The Committee took this action to minimize the ongoing administrative burden of this suspended plan and in anticipation of higher 2013 personal income tax rates for most participants.

The values of the benefits in the EDC and the change in the value of those benefits is set forth under the heading “Nonqualified Deferred Compensation” on page 46.

Other Generally Available Benefits

Our NEOs are eligible for additional Company-wide benefits on the same basis as other full-time employees. These include a 401(k) plan or other pension plan depending on their jurisdiction, as well as health, medical and welfare programs.

Employment Agreements

Executive Employment Agreements

All of our current NEOs have entered into the same form of employment agreement (the “Executive Employment Agreement”). Under the terms of the Executive Employment Agreement, if the Company terminates an executive’s employment for any reason other than cause, if the executive terminates his employment for good reason or if the employment is terminated as a result of the executive’s death or disability, the executive will be entitled to receive (i) an amount equal to three (one in the case of death, disability or due to the Company’s non-renewal of the agreement) multiplied by the sum of the annual base salary received by the executive as of the date of termination plus the annual bonus that would be payable in the current fiscal year, and (ii) any accrued salary or bonus (pro-rated to the date of termination). In addition, under these circumstances, all dental and health benefits and all other welfare benefits will be maintained for one to three years after termination provided the executive makes his required contribution. We are required to pay legal fees and expenses incurred by the executive in any disputes regarding the Executive Employment Agreement, so long as the executive undertakes to reimburse the Company for such amounts paid if the executive is determined to have acted in bad faith in connection with the dispute.

Benefits potentially payable to our NEOs under the Executive Employment Agreement are described in greater detail under “Potential Payments upon Termination or Change of Control” beginning on page 40.

Termination of Employment

Mr. Becnel’s employment with us terminated effective March 31, 2012. He received severance payments pursuant to his employment agreement, which was not our standard form of executive employment agreement but was established in 2010 to address unique historical circumstances. In 2010, as we discontinued the SERP, Mr. Becnel had a contractual severance right. We “froze” that right, such that it was paid on his departure in 2012. In response to investor feedback, we do not intend to replicate this practice. The value of Mr. Becnel’s severance, which is reflected in the Summary Compensation Table on page 37, is therefore not indicative of potential payments under our standard executive employment agreement applicable to all current officers. See “Potential Payments Upon Termination or Change of Control—Payments to Former Executive Officer” beginning on page 43.

Severance Benefits

The severance benefits under the Executive Employment Agreement are not augmented by a change of control and are “double-trigger” arrangements.

The Committee has determined that offering severance benefits (which may be payable in the event of a qualifying termination of employment prior to or following a change of control) is beneficial in recruiting and retaining executives and also encourages the retention of our officers during the pendency of a potential change of control transaction or other organizational changes within the Company. Our severance benefits and protections are intended to provide for the payment of severance benefits to the executive officers in the event their employment with the Company is involuntarily terminated without cause (including in case of death or disability) or they resign for good reason and to encourage the executive officers to continue employment in the event of a potential “change of control.” The Committee believes that these benefits serve to enhance shareholder value and align our officers’ interests with those of our shareholders. While the Executive Employment Agreement provides for severance benefits, the benefits provided by these agreements are generally more limited compared to prior agreements.

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The potential payments that each of our NEOs would have received if a termination of employment had occurred on December 31, 2012 are set forth under the section entitled “Potential Payments Upon Termination or Change of Control” beginning on page 40.

Compensation Committee Report

We have reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on such review and discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Samuel W. Bodman, III

William E. Macaulay (Chairman)

Robert K. Moses, Jr.

Guillermo Ortiz

Compensation Committee Interlocks and Insider Participation

The Compensation Committee’s current members are Drs. Bodman and Ortiz and Messrs. Macaulay (Chairman) and Moses, all of whom are independent, non-employee directors. None of the current Compensation Committee members has served as an officer or employee of the Company.

Summary Compensation Table

This table shows the total compensation paid for the years ended December 31, 2012, 2011 and 2010 to our NEOs. Information is not provided for 2010 for Mr. Gee and for 2010 and 2011 for Messrs. Mehta and Briscoe because they were not NEOs in those years.

Name and Principal Position	Year	Salary ($)	Non Equity Incentive ($)(e)	Bonus ($)	Stock Awards ($)(f)	Change in Actuarial Value of Pension Benefit and Nonqualified Deferred Compensation Earnings ($)(g)		All Other Compensation ($)(i)	Total ($)
Bernard J. Duroc-Danner Chairman of the Board, President and Chief Executive Officer(a)	2012	1,879,974	447,552	0	235,727	1,557,892		3,056,231	7,177,376
	2011	1,992,275	0	1,535,818	9,890,504	2,205,191		1,693,433	17,317,221
	2010	1,693,323	0	0	6,376,159	4,630,747		593,775	13,294,004
Peter T. Fontana Executive Vice President and Chief Operating Officer(b)	2012	976,586	187,550	0	7,785,879	0		600,954	9,550,969
	2011	895,135	0	824,940	6,496,518	0		583,882	8,800,475
	2010	583,762	0	0	84,076	0		491,129	1,158,967
Dharmesh B. Mehta Executive Vice President and Chief Administrative Officer	2012	620,000	111,600	0	3,614,101	0		23,160	4,368,861
John H. Briscoe Senior Vice President and Chief Financial Officer	2012	659,091	126,000	0	2,523,801	0		25,579	3,334,471
Nicholas W. Gee Senior Vice President –Strategy and Development(c)	2012	594,778	106,440	0	3,619,045	0		876,689	5,196,952
	2011	548,093	0	402,339	2,110,149	0		197,367	3,257,948
Andrew P. Becnel Former Executive Officer(d)	2012	217,523	0	0	53,440	0	(h)	12,568,397	12,839,360
	2011	902,182	0	525,591	2,985,804	1,852,246		918,292	7,184,115
	2010	729,045	0	0	2,044,804	540,316		1,297,945	4,612,110

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(a)

Dr. Duroc-Danner’s salary for 2010, 2011 and 2012 was CHF 1,760,000. The change in value reflected above relates to changes in the USD-CHF exchange rate. Amount shown above represents the CHF salary translated to USD at the rate on the date of payment.

(b)

Mr. Fontana’s 2012 salary was denominated and paid in British Pounds (GBP). Amount shown above represents the monthly GBP salary translated to USD at the average exchange rate for each applicable month of the year.

(c)

Mr. Gee’s 2012 salary was denominated and paid in CHF. Amount shown above represents the monthly CHF salary translated to USD at the average exchange rate for each applicable month of the year.

(d)

Mr. Becnel’s 2012 salary was denominated and paid in CHF. Amount shown above represents the monthly CHF salary translated to USD at the average exchange rate for each applicable month of the year. Mr. Becnel left the Company in March 2012.

(e)

Values relate to the Company’s safety performance exceeding the Superior target as prescribed in the 2012 ICP. Amounts were paid in 2013 but relate to the 2012 fiscal year. For amounts paid in a currency other than USD, the payment was converted to USD using the appropriate foreign exchange rate as of March 25, 2013.

(f)

Assumptions used in the calculation of these amounts are included in footnote 15 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.

(g)

This increase in actuarial value does not reflect additional compensation paid, but rather reflects an increase in the year-over-year present value of the actuarial benefit. This increase in actuarial value is presented as required by SEC regulations. No additional benefits accrued under the executive retirement plans for Dr. Duroc-Danner in 2012. For information on the retirement plans and the freezing of these plans, see “Retirement Plans—Discontinued Executive Retirement Plan” in the Compensation Discussion and Analysis section of this proxy statement. For more information on the present value of the pension benefit, see “Pension Benefits” below.

(h)

Mr. Becnel’s accumulated benefit in the executive retirement plan decreased by $8,594,735 in conjunction with his departure from the Company. His lump sum benefit of $9,189,297 is included in the “Pension Benefits” table below.

(i)

All Other Compensation for 2012 consists of the following:

	Car/Car Allowance ($)	Club Membership Dues ($)	Matching Contributions under 401(k) and Other Contribution Plans ($)(1)	Life Insurance Premiums ($)	Expatriate			Termination Pay ($)(3)
					Relocation Pay and Geographic Differential ($)	Housing, Schooling and Other ($)	Net Taxes Paid ($)(2)
Duroc-Danner	4,654	5,529	42,206	3,866	657,991	12,924	2,329,061	0
Fontana	0	0	48,913	1,972	292,976	257,093	0	0
Mehta	10,800	0	10,000	2,360	0	0	0	0
Briscoe	10,800	6,038	4,739	4,002	0	0	0	0
Gee	17,293	0	38,454	6,319	209,679	188,094	416,850	0
Becnel	4,876	0	7,393	937	76,133	520,076	4,409,614	7,549,368

(1)

Dr. Duroc-Danner and Mr. Gee are, and Mr. Becnel was, a participant in the Weatherford International Ltd. Swiss Pension Plan. Mr. Fontana is a participant in the Global Retirement Savings Plan. Mr. Mehta and Mr. Briscoe are participants in the U.S. 401(k) plan. Amounts shown represent Company contributions to those plans.

(2)

Net Taxes Paid represents the difference between cash taxes paid on behalf of the executive during the year and amounts withheld from the executive’s compensation for taxes during the year. Taxes paid by the Company to a taxing authority in 2012 with respect to taxes on income earned in previous years are shown in 2012. For Mr. Becnel, the amount includes an estimate of taxes to be paid in 2013 related to his 2012 severance.

(3)

For details of termination pay, see “Potential Payments Upon Termination or Change of Control—Payments to Former Executive Officer” in this proxy statement.

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Grants of Plan-Based Awards in 2012

The following table provides information regarding plan-based awards granted in 2012 to the NEOs.

Name	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Restricted Shares/Units (#)	Grant Date Fair Value of Share Awards ($)(2)
			Threshold ($)	Target ($)	Superior ($)	Threshold (#)		Target (#)		Maximum (#)
Bernard J. Duroc-Danner	Jan 3											4,113	62,682
	Feb 14		1,150,100	2,300,201	4,600,402
	Mar 23	(3)					(3)		(3)		(3)
	Mar 23	(3)					(3)		(3)		(3)
	Apr 2											3,632	55,606
	July 2											4,563	57,676
	Oct 1											4,781	59,763
Peter T. Fontana	Jan 3											2,166	33,010
	Feb 14		483,961	967,921	1,935,842
	Mar 23											200,421	3,333,001
	Mar 23	(4)				50,106		125,264		225,475			2,613,503
	Mar 23	(5)				50,105		100,210		200,420			1,700,564
	Apr 2											2,219	33,973
	Jul 2											2,734	34,558
	Oct 1											2,982	37,275
Dharmesh B. Mehta	Jan 3											900	13,716
	Feb 14		279,000	558,000	1,116,000
	Mar 23											92,604	1,540,005
	Mar 23	(4)				23,151		57,878		104,180			1,207,556
	Mar 23	(5)				23,151		46,302		92,604			785,745
	Apr 2											1,408	21,556
	Jul 2											1,769	22,360
	Oct 1											1,853	23,163
John H. Briscoe	Feb 14		234,000	468,000	936,000
	Mar 23											66,146	1,100,008
	Mar 23	(4)				16,537		41,341		74,414			862,544
	Mar 23	(5)				16,537		33,073		66,146			561,249
Nicholas W. Gee	Jan 3											1,403	21,382
	Feb 14		272,228	544,456	1,088,912
	Mar 23											92,604	1,540,005
	Mar 23	(4)				23,151		57,878		104,180			1,207,556
	Mar 23	(5)				23,151		46,302		92,604			785,745
	Apr 2											1,383	21,174
	Jul 2											1,659	20,970
	Oct 1											1,777	22,213
Andrew P. Becnel	Jan 3											1,858	28,316
	Feb 14		393,550	787,100	1,574,199
	April 2											1,641	25,124

(1)

Represents potential payments for the year ended December 31, 2012 under the terms of the Weatherford International Ltd. Non-Equity Incentive Compensation Plan. See “Our Executive Compensation Program—Annual Incentive Compensation” in the Compensation Discussion and Analysis section of this proxy statement for more information.

(2)

The grant date fair value of each of the awards was based on the Company’s closing share price on the date of the grant for restricted share unit awards and, for performance share unit awards, a calculated fair value derived using a Monte Carlo valuation model.

(3)

On December 18, 2012, Dr. Duroc-Danner voluntarily forfeited an award of 481,058 performance units granted on March 23, 2012 valued for compensation accounting purposes at approximately USD 10.4 million. As a result of the forfeiture, which was approved by the Compensation Committee, the shares and grant date fair value of the award are not included in the table above.

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(4)

The amounts shown represent the aggregate threshold, target and maximum payment levels with respect to the grant of performance share units tied to total shareholder return over the performance period. The number of shares shown in the “Threshold” column reflects the lowest possible payout (other than zero), representing 50% of the number of performance share units granted. If performance is below the threshold, no shares are paid. The number of shares shown in the “Target” column reflects a payout of 125% of the number of performance share units granted. The number of shares shown in the “Maximum” column reflects the highest possible payout of 225% of the number of performance share units granted.

(5)

The amounts shown represent the aggregate threshold, target and maximum payment levels with respect to the grant of performance share units tied to share price increase over the performance period. The number of shares shown in the “Threshold” column reflects the lowest possible payout (other than zero), representing 50% of the number of performance share units granted. If performance is below the threshold, no shares are paid. The number of shares shown in the “Target” column reflects a payout of 100% of the number of performance share units granted. The number of shares shown in the “Maximum” column reflects the highest possible payout of 200% of the number of performance share units granted.

Potential Payments Upon Termination or Change of Control

The following summarizes the potential payments upon termination or change of control to our NEOs as of December 31, 2012 (excluding Mr. Becnel, who was no longer employed by the Company on that date). The potential payments described in this section assume the triggering event occurred on December 31, 2012.

Executive Employment Agreements

Under the terms of the Executive Employment Agreements with Dr. Duroc-Danner and Messrs. Fontana, Mehta, Briscoe and Gee, if their employment is terminated, whether as a result of death, “disability,” “good reason,” “cause” or otherwise (each term as defined in the Executive Employment Agreements), the NEO (or his estate) will generally be entitled to receive the following compensation:

•

any unpaid salary and accrued vacation earned through the date of termination of employment (the “Earned Unpaid Salary”);

•

all benefits to which the executive is entitled or vested (or becomes entitled or vested as a result of termination) under the terms of all employee benefit and compensation plans, agreements, arrangements, programs, policies, practices, contracts or agreements in which the executive was a participant at the time of termination (the “Benefits Payment”);

•

an amount equal to the target bonus amount that would be payable in the year of termination (pro-rated to the date of termination) (the “Bonus”);

•

an amount equal to the sum of the base salary at the time of termination added to the Bonus, multiplied by three in the event of a termination by us other than for cause or by the executive for good reason (other than non-renewal, as defined below) and multiplied by one in the case of a termination due to death, disability or for a termination for good reason due to the Company’s non-renewal of the agreement (the “Salary and Bonus Payment”);

•

any benefits payable under our retirement plans as of the date of termination (the “Retirement Plan Payment”). For more information regarding our retirement plans, see the “Pension Benefits” section in this proxy statement and “Retirement Plans” in the Compensation Discussion and Analysis section in this proxy statement;

•

all dental and health benefits under any plans that are provided to the NEO and his or her family prior to termination would be maintained after termination for a period of one to three years or such longer period as the plans may require, provided the NEO makes his required contribution and that such benefits are secondary to any benefits offered by another employer (the “Healthcare Benefit”); and

•

up to a maximum of $35,000 for outplacement services for the NEO, the provider of which would be selected and paid directly by us (the “Outplacement Benefit”) for a period not extending beyond the last day of the second taxable year following the taxable year in which the NEO’s termination occurs.

Under the Executive Employment Agreements, we will make required payments (other than the pro-rata bonus payment for the year of termination, which will be paid at the time bonus payments for that year would normally be paid) within 30 days after the date of the participant’s section 409A separation from service with the Company. However, if the participant is a section 409A specified employee, these payments will be made on the date that is six months following date of such separation from service with such payments (along with the Retirement Plan Payment) bearing interest at the prime rate per annum as of the date of termination.

The Executive Employment Agreements provide that if the employee is a participant in our now frozen retirement plan, he will be entitled to a “gross up payment” that is limited solely to the payments of penalties, excise or other taxes incurred by them pursuant to Section 457A of the Code with respect to accrued benefits under our retirement plans. The Company does not believe that Section 457A would impose any such penalties, excise or other taxes. The Executive Employment Agreements expressly exclude gross-ups previously provided under those retirement plans. The Executive Employment Agreements do not provide for any other type of “gross up payments.”

Under the Executive Employment Agreements:

(i)

“cause” is defined as the willful and continued failure to substantially perform the executive’s duties with the Company (other than failure resulting from incapacity due to mental or physical illness or anticipated failure after the executive has provided a notice to termination for good reason) after written demand is made by the Board of Directors, or the willful engagement in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company.

(ii)

“disability” is defined as the absence of the executive from his duties on a substantial basis for 120 calendar days as a result of incapacity due to mental or physical illness. If we determine that the executive is disabled, the NEO has 30 days from the date of our notice to the executive of intent to terminate employment by reason of disability to return to full-time performance of his duties. The executive may terminate his employment for disability if a physician selected by the executive determines that a disability has occurred.

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(iii)

“good reason” generally means the occurrence of any of the following:

–

the assignment to the executive of any position, authorities, duties or responsibilities that are materially inconsistent with the executive’s position, authorities, duties or responsibilities as provided in the Executive Employment Agreement or any other action that results in a material diminution of the executive’s position, authorities, duties or responsibilities;

–

a relocation of the executive;

–

a material breach by the Company of the Executive Employment Agreement;

–

the Company’s giving of notice that the Executive Employment Agreement term will not be extended (“non-renewal”); or

–

the failure by the Company to require any successor to perform the Executive Employment Agreement between the executive and the Company. Following a change of control or other transaction in which our registered shares cease to be publicly traded, “good reason” also will be deemed to exist if the executive is assigned to any position, authority, duties or responsibilities that are not at the ultimate parent company of the surviving entity.

(iv)

“change of control” is generally deemed to occur if:

–

any person acquires 20% or more of our registered shares;

–

at least two-thirds of the members of the current Board of Directors cease to be directors other than in specified circumstances;

–

upon the consummation of a merger or similar transaction other than (1) a transaction in which the shareholders beneficially owning the registered shares outstanding immediately prior to the transaction represent at least two-thirds of the voting power immediately after the transaction, (2) a transaction in which no person owns 20% or more of the outstanding registered shares or voting power of the surviving entity, and (3) a transaction in which at least two-thirds of the members of the surviving entity are current members of the Board of Directors at the time the transaction was approved; or

–

approval or adoption by the Board of Directors or our shareholders of a plan or proposal which could result directly or indirectly in the liquidation, transfer, sale or other disposal of all or substantially all of the Company’s assets or a dissolution of the Company.

The Executive Employment Agreements contain a confidentiality provision. In no event, however, will an asserted violation of the confidentiality provision constitute a basis for deferring or withholding any amounts otherwise payable to the NEO under the Executive Employment Agreement.

Similarly, the Executive Employment Agreements contain non-competition and non-solicitation provisions which are generally applicable for one year from when the NEO ceases to be employed. The non-competition restrictions do not apply if the NEO terminates employment for any reason within one year following a change of control. Additionally, if the NEO voluntarily terminates employment other than for good reason, the non-competition restrictions shall apply only if (i) the Company notifies the NEO of its intent to enforce the non-competition provisions within 15 days following the NEO’s separation from service and (ii) the Company pays the NEO a lump sum amount equal to the sum of the annual base salary received by the NEO as of the date of termination and the NEO’s target annual bonus for the fiscal year during which the termination occurs.

We are required to pay legal fees and expenses incurred by the executive in any disputes regarding his employment agreement, so long as the executive undertakes to reimburse the Company for such amounts paid if the executive is determined to have acted in bad faith in connection with the dispute.

Previously Earned and Fully Vested Deferred Compensation

On termination of an NEO for any reason, the NEO would be entitled to a distribution of previously earned and fully vested deferred compensation, which is distributable in Company shares, cash or other investments pursuant to the applicable plan.

Accordingly, previously earned and fully vested deferred compensation would become distributable under our EDC and SERP, which is distributable in Company shares. The following table sets forth the dollar value as of December 31, 2012 of such previously earned and fully vested deferred compensation for our current NEOs.

Name	$ Value of Shares to be Distributed
Bernard J. Duroc-Danner	50,897,581
Peter T. Fontana	61,299
Dharmesh B. Mehta	37,710
John H. Briscoe	---
Nicholas W. Gee	---

Termination for Good Reason, by Us After a Change of Control or by Us Other Than for Cause

The following table describes cash payments that would have been payable under the Executive Employment Agreements with respect to our current NEOs if an NEO’s employment had been terminated for good reason (other than as a result of non-renewal of the employment agreement), by the Company after a change of control (a “double-trigger”) or by the Company other than for cause, in each case assuming the termination had occurred on December 31, 2012. Amounts payable as a result of termination upon death, disability or termination by the executive for good reason as a result of non-renewal are set forth in additional detail below under “Termination Upon Death, Disability or For Good Reason as a Result of Non-Renewal.”

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Name	Salary and Bonus Payment ($)	Benefits Payment ($)(1)	Total ($)
Bernard J. Duroc-Danner	12,887,618	206,417	13,094,035
Peter T. Fontana	6,078,066	0	6,078,066
Dharmesh B. Mehta	3,593,616	57,428	3,651,044
John H. Briscoe	3,004,000	48,165	3,052,165
Nicholas W. Gee	3,604,659	0	3,604,659
(1) Represents contractual interest on payments deferred for six months in accordance with Section 409A.

In addition to the cash payments described above, the NEOs would have been entitled to receive certain non-cash compensation. The value of that non-cash compensation, expressed in U.S. dollars, is set forth in the table below (referred to in this proxy statement as the “Non-Cash Compensation Table”).

Name	$ Value of Equity Awards	$ Value of Healthcare Benefit
Bernard J. Duroc-Danner	0	579,085
Peter T. Fontana	3,086,168	14,898
Dharmesh B. Mehta	1,286,145	12,384
John H. Briscoe	1,204,391	24,264
Nicholas W. Gee	1,528,162	14,286

There are no additional rights granted to executives under the Executive Employment Agreements as a result of a change of control, other than providing that an executive can terminate his Executive Employment Agreement in connection with a change of control for a material diminution of the executive’s position, authority, duties or responsibilities (which will constitute good reason). Further, the Executive Employment Agreements provide that the Company will require any successor to all or substantially all of the Company’s business and/or Company’s assets to expressly assume and agree to perform the Executive Employment Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement at or prior to the effectiveness of any such succession will entitle the NEO to compensation from the Company in the same amount and on the same terms as the executive would be entitled if the executive were to terminate employment for good reason after a change of control, except that, (i) for purposes of implementing the foregoing, the date on which any such succession becomes effective will be deemed the date of termination and (ii) the Company will be given the opportunity to cure the foregoing.

The equity plans and related grant and award agreements in which our NEOs participate generally provide for the vesting of relevant grants and awards and acceleration of certain benefits upon a change of control. For certain outstanding option awards, our Board has the discretion upon a change of control whether to accelerate the vesting of the outstanding award, or require the award to be substituted or otherwise adjusted.

Termination Upon Death, Disability or For Good Reason as a Result of Non-Renewal

In the event of a current NEO’s death, disability or termination by the executive for good reason as a result of non-renewal, he or his estate would be entitled to receive the compensation described above in “Termination for Good Reason, by Us After a Change of Control or by Us Other than for Cause,” except that:

•

the Salary and Bonus Payment would be reduced to a multiple of one times the officer’s salary and target bonus;

•

the NEO’s estate would receive life insurance proceeds in the amount of up to one times (two times in the case of Dr. Duroc-Danner, Mr. Fontana and Mr. Gee) his salary or salary bracket, up to a maximum of $1.5 million;

•

if applicable, the NEO’s estate would receive accidental death and dismemberment proceeds in the amount of two times his salary, up to a maximum of $2,000,000; and

•

if applicable, the NEO’s estate would receive business travel accident proceeds in the amount of four times his salary, up to a maximum of $1,000,000.

The following table describes cash payments that would be required to be made under the Executive Employment Agreements with respect to our current NEOs and under our retirement plans in the event of an NEO’s death, disability or termination by the executive for good reason as a result of non-renewal. The amounts shown for such person in the table include amounts earned through such time and are estimates of the amount that would be paid out to the NEO upon termination. The actual amounts to be paid out can only be determined at the time of, and depend upon the circumstances surrounding, termination.

Name	Salary and Bonus Payment ($)	Benefits Payment ($)(1)	Total ($)
Bernard J. Duroc-Danner	4,419,246	68,806	4,488,052
Peter T. Fontana	2,089,934	0	2,089,934
Dharmesh B. Mehta	1,237,616	19,143	1,256,759
John H. Briscoe	1,028,000	16,055	1,044,055
Nicholas W. Gee	1,236,705	0	1,236,705
(1) Represents contractual interest on payments deferred for six months in accordance with Section 409A.

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In addition to the payments set forth above, the NEO would also receive:

•

the Earned Unpaid Salary and Bonus;

•

all compensation set forth in the Non-Cash Compensation Table (Healthcare Benefit reduced to one year);

•

in the event of an NEO’s death, his estate would be entitled to the following life insurance proceeds: Dr. Duroc-Danner $1,500,000, Mr. Fontana $390,000, Mr. Mehta $550,000, Mr. Briscoe $550,000 and Mr. Gee $600,000;

•

in the event of an NEO’s accidental death or dismemberment due to employment, the NEO or his estate would be entitled to the following proceeds: Dr. Duroc-Danner $2,000,000, Mr. Fontana $2,990,000 (which includes $1,000,000 of proceeds the premium for which is paid by Mr. Fontana), Mr. Mehta $1,242,000, Mr. Briscoe $1,400,000 and Mr. Gee $1,222,000; and

•

in the event of an NEO’s death due to an accident while traveling on company business, his estate would be entitled to $1,000,000.

Retirement Eligibility

Mr. Fontana is 66 years of age and is eligible for retirement under our standard policy. None of the other current NEOs are currently eligible for retirement under our plans and policies. However, as of December 31, 2012, each participant is fully vested in his benefit accrued under the retirement plan. For additional information regarding our retirement plans, see “Retirement Plans” in the Compensation Discussion and Analysis section and the “Pension Benefits” section in this proxy statement.

Payments to Former Executive Officer

In 2012, Mr. Becnel received a lump sum payment of $7,549,368 pursuant to his 2010 employment agreement in connection with the termination of his employment and of $4,669,446 from the SERP. The payment was made in USD and was net of a 35% hypothetical tax deduction, as Mr. Becnel was a U.S. expatriate in Switzerland at the time of his termination. In addition, Mr. Becnel received vested equity awards valued at $1,993,253 and certain transition-period expatriate benefits (housing and schooling) valued at $100,228. He also received distributions of previously earned and vested shares valued at $581,835 under our deferred compensation plan and $3,590,963 under the SERP. See “Nonqualified Deferred Compensation” and “Pension Benefits” in this proxy statement for more information regarding these distributions. Mr. Becnel is also entitled to receive a healthcare benefit valued at $980,121. Healthcare coverage will continue for three years following his termination and will be paid directly by the Company and then continues for life under the SERP. Under his employment agreement, the Company is required to pay, on a grossed-up basis, any additional tax or excise tax, interest and penalties imposed under sections 409A, 457A and/or 4999 attributable to any payments or distributions made to Mr. Becnel by the Company under the agreement and under any other plans or other agreements with the Company. As described above in Compensation Discussion and Analysis, we no longer have any executive employment agreements on these terms and do not intend to enter into any on these terms in the future.

Termination for Cause or Voluntary Termination

No other special or additional payments are payable to any of the NEOs under the Executive Employment Agreements in the event of a termination for “cause” or voluntary termination of employment by the NEO for other than “good reason.”

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Outstanding Equity Awards at December 31, 2012

The following table provides information about the number of outstanding equity awards held by our NEOs at December 31, 2012.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Shares That Have Not Vested (#)		Market Value of Shares or Units of Shares That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have not Vested (#)(1)		Equity Incentive Plan Awards: Market or Payment Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Bernard J. Duroc-Danner	785,352	(2)		5.94	09/25/2015	---		---	---		---
	740,000			8.79	12/17/2016	---		---	---		---
	673,300			20.05	02/28/2016	---		---	---		---
	---			---	---	---		---	88,339	(3)	988,513
	---			---	---	---		---	155,214	(4)	1,736,845
Peter T. Fontana	---		---	---	---	200,421	(5)	2,242,711			---
	---		---	---	---	75,376	(6)	843,457			---
	---		---	---	---	---		---	56,532	(4)	632,593
	---		---	---	---	---		---	50,106	(7)	560,686
	---		---	---	---	---		---	50,105	(7)	560,675
Dharmesh B. Mehta	---		---	---	---	9,000	(8)	100,710	---		---
	---		---	---	---	13,333	(9)	149,196	---		---
	---		---	---	---	92,604	(5)	1,036,239	---		---
	---		---	---	---	---		---	23,151	(7)	259,060
	---		---	---	---	---		---	23,151	(7)	259,060
John H. Briscoe	---		---	---	---	41,485	(10)	464,217	---		---
	---		---	---	---	66,146	(5)	740,174	---		---
	---		---	---	---	---		---	35,997	(4)	402,806
	---		---	---	---	---		---	16,537	(7)	185,049
	---		---	---	---	---		---	16,537	(7)	185,049
Nicholas W. Gee	---		---	---	---	10,000	(11)	111,900	---		---
	---		---	---	---	534	(12)	5,975	---		---
	---		---	---	---	636	(13)	7,117	---		---
	---		---	---	---	690	(14)	7,721	---		---
	---		---	---	---	23,913	(6)	267,586	---		---
	---		---	---	---	1,076	(15)	12,040	---		---
	---		---	---	---	1,740	(15)	19,471	---		---
	---		---	---	---	650	(12)	7,274	---		---
	---		---	---	---	711	(16)	7,956	---		---
	---		---	---	---	1,122	(14)	12,555	---		---
	---		---	---	---	92,604	(5)	1,036,239	---		---
	---		---	---	---	829	(17)	9,277	---		---
	---		---	---	---	995	(18)	11,134	---		---
	---		---	---	---	1,065	(13)	11,917	---
	---		---	---	---	---		---	9,816	(3)	109,841
	---		---	---	---	---		---	17,935	(4)	200,693
	---		---	---	---	---		---	23,151	(7)	259,060
	---		---	---	---	---		---	23,151	(7)	259,060
Andrew P. Becnel	180,000		---	8.53	07/22/2015	---		---	---		---
	100,000		---	8.88	10/08/2015	---		---	---		---
	280,000		---	9.98	05/09/2017	---		---	---		---
	240,000		---	21.14	10/27/2016	---		---	---		---

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(1)

The number of shares/units reported and the payout value reported are based on achieving the threshold performance level.

(2)

Option has been transferred to a family limited partnership for estate planning purposes.

(3)

Performance share units vested on January 2, 2013. No shares were paid on January 2, 2013 because 2012 performance was below the threshold.

(4)

Performance share units vest on January 1, 2014.

(5)

Shares/units vest in equal increments on each of March 23, 2013, 2014 and 2015.

(6)

Shares/units vest in equal increments on each of February 15, 2013 and 2014.

(7)

Performance share units vest on January 1, 2015.

(8)

Shares/units vest in equal increments on each of February 2, 2013 – 2015.

(9)

Shares/units vest in equal increments on each of April 12, 2013 – 2014.

(10)

Shares/units vest in equal increments on each of September 14, 2013 and 2014.

(11)

Shares/units vest on June 5, 2013.

(12)

Shares/units vest in equal increments on each of July 1, 2013 – 2015.

(13)

Shares/units vest in equal increments on each of October 1, 2013 – 2015.

(14)

Shares/units vest in equal increments on each of January 3, 2013-2016.

(15)

Shares/units vest in equal increments on each of April 1, 2013 – 2016.

(16)

Shares/units vest in equal increments on each of October 3, 2013 – 2015.

(17)

Shares/units vest in equal increments on each of April 2, 2013 – 2015.

(18)

Shares/units vest in equal increments on each of July 2, 2013 – 2015.

Option Exercises And Restricted Shares\Units Vested in 2012

The following table provides information about restricted shares or share units that vested, and the value realized on exercise and vesting by our NEOs during 2012. No options were exercised by our NEOs in 2012.

Name	Restricted Share and Restricted Share Unit Awards
	Number of Shares/ Units Acquired on Vesting (#)	Value Realized On Vesting ($)
Bernard J. Duroc-Danner	149,579	2,514,555
Peter T. Fontana	57,789	934,195
Dharmesh B. Mehta	18,930	280,211
John H. Briscoe	20,743	286,876
Nicholas W. Gee	19,222	301,962
Andrew P. Becnel	189,362	2,975,644

Pension Benefits

The following table and the information below it contain information regarding the SERP at December 31, 2012. Messrs. Fontana, Mehta, Briscoe and Gee are not included in the table because they do not participate in the SERP. As described in the Compensation Discussion and Analysis section in this proxy statement, the SERP has been suspended, and further benefit accruals under the SERP were frozen effective March 31, 2010. In May 2010, Dr. Duroc-Danner elected to convert his accrued pension benefit into approximately 4.4 million notional share units. Therefore, the actual benefit payable to Dr. Duroc-Danner on departure is that number of shares, not the amount reflected below. The actuarial value of the retirement benefit as of December 31, 2012 (using the same assumptions used for financial reporting purposes, with the exception of retirement age) is as follows:

Name	Actuarial Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)(2)
Bernard J. Duroc-Danner	70,970,599	---
Andrew P. Becnel	---	9,189,297

(1)

Value was determined using the projected unit credit actuarial cost method. The present value number, however, does not reflect the actual value of the eventual payment of these benefits as the payment will be in shares. As Dr. Duroc-Danner has reached retirement age according to plan calculations, there is no further discount to be applied. As a result, the amount above reflects the full benefit value in accordance with pension accounting.

(2)

Value represents the present value of the accumulated benefit calculated in accordance with pension accounting. This benefit was paid out via a combination of cash and shares. See “Payments to Former Executive Officer” on page 43 for details of actual values distributed.

For more information on our retirement plans, see “Retirement Plans” on page 36 of this proxy statement.

Weatherford International Ltd. – 2013 Proxy Statement   45

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Nonqualified Deferred Compensation

We terminated the EDC in May 2012. As a result of the termination of the EDC, participants who had accrued benefits under the EDC prior to December 31, 2004, including Dr. Duroc-Danner, received a partial distribution of shares in May 2012 in respect of their accrued benefits. All remaining amounts in the EDC will be payable to participants upon the occurrence of triggering events under the plan and, in any event, no later than January 1, 2017.

We suspended the EDC in 2008 because of uncertainties concerning the application of Code Section 457, and no further benefits have accrued to participants since that time. All participants in the EDC are fully vested in their plan balances. Shares sufficient to cover all participant accounts are maintained in a trust, and the Company does not expect to incur any further liability on distribution of participant accounts.

The following table and the information below it contain information regarding the NEOs’ (other than Messrs. Briscoe and Gee, who are not participants) benefits under our deferred compensation plans.

Name	Executive Contributions in 2012 ($)	Registrant Contributions in 2012 ($)	Aggregate Earnings in 2012 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/12 ($)(1)
Bernard J. Duroc-Danner(2)	0	0	(930,829)	(3,031,674)	1,692,812
Peter T. Fontana	0	0	(18,899)	0	61,299
Dharmesh B. Mehta	0	0	(11,632)	0	37,710
Andrew P. Becnel(3)	0	0	(83,128)	(581,835)	0

(1)

The following amounts represent the current value at December 31, 2012 of the deferred salary and Company contribution units that were included as compensation to each NEO in the Summary Compensation Table in previous years (before 2009). Amounts deferred or contributed prior to becoming an NEO are not included.

	Executive Contributions ($)	Employer Contributions ($)	Total ($)
Bernard J. Duroc-Danner	564,267	1,128,545	1,692,812
Peter T. Fontana	0	0	0
Dharmesh B. Mehta	0	0	0

(2)

Dr. Duroc-Danner received a gross distribution of 235,013 shares in May 2012, in connection with a partial distribution resulting from the termination of the EDC.

(3)

Mr. Becnel received a gross distribution of 45,421 shares in 2012 in conjunction with his departure from the Company.

Weatherford International Ltd. – 2013 Proxy Statement   46

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OTHER INFORMATION

Incorporation by Reference

The Audit Committee Report and the Compensation Committee Report contained in this proxy statement are not deemed to be soliciting material or filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings we make under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate any of this information by reference. Information contained in or connected to our website is not incorporated by reference into this proxy statement and should not be considered part of this proxy statement or any other filing that we make with the SEC.

Section 16(a) Beneficial Ownership Reporting Compliance

All of our executive officers and directors are required to file initial reports of share ownership and reports of changes in ownership with the SEC pursuant to Section 16(a) of the Exchange Act.

We have reviewed these reports, including any amendments, and written representations from the executive officers and directors of the Company. Based on this review, we believe that, except as set forth below, all filing requirements were met for the executive officers subject to Section 16(a) and our directors during 2012. Drs. Bodman and Ortiz and Sir Emyr Jones Parry were each required to file a Form 4 to report the withholding of shares to satisfy income tax withholding requirements upon vesting of restricted share units. Due to an administrative error, the Forms 4 were filed late. Dr. Ortiz was required to file Forms 4 to report four purchases of shares. The Form 4 for these transactions was filed late.

Proposals by Shareholders

Rule 14a-8 under the Exchange Act addresses when a company must include a shareholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds a meeting of shareholders. Under Rule 14a-8, in order for your proposals to be considered for inclusion in the proxy statement and proxy card relating to our 2014 Annual General Meeting, your proposals must be received by us by January 8, 2014 and must otherwise comply with Rule 14a-8.

If you desire to bring a matter before the 2014 Annual General Meeting and the proposal is submitted outside the process of Rule 14a-8, you may use the procedures set forth in our Articles. Our Articles provide generally that, if you desire to propose any business at a general meeting (including the nomination of any director), you must give us written notice at least 60 and no more than 90 calendar days prior to the scheduled and announced date of the next general meeting of shareholders (no earlier than March 23, 2013 and no later than April 22, 2013, in the case of the 2013 Annual General Meeting). The request must specify the relevant agenda items and motions, together with evidence of the required shareholdings recorded in the share register, as well as any other information that would be required to be included in a proxy statement pursuant to the rules of the SEC.

We recommend that any shareholder desiring to make a nomination or submit a proposal for consideration obtain a copy of our Articles. They are available on our website at www.weatherford.com, by clicking on “About Weatherford,” then “Corporate Governance,” then “Governing Documents.” Shareholders also may obtain a copy of these documents free of charge by submitting a written request to our Secretary at 4-6 Rue Jean-François Bartholoni, 1204 Geneva, Switzerland.

Any shareholder proposal (including the nomination of any director), whether or not to be included in our proxy materials, must be sent to our Secretary at 4-6 Rue Jean-François Bartholoni, 1204 Geneva, Switzerland.

Weatherford International Ltd. – 2013 Proxy Statement   47

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Other Business

We know of no other business that will be brought before the Annual General Meeting. Under our Articles, shareholders may only bring business before a general meeting if it is requested within the time limits described above in the section entitled “Proposals by Shareholders” or if it is otherwise provided under Swiss law or our Articles. If any other matters are properly presented, the persons named on the enclosed proxy card will vote the shares represented by proxies as they deem advisable.

Householding

The SEC permits a single proxy statement to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

As a result, if you hold your shares through a broker and you reside at an address at which two or more shareholders reside, you will likely be receiving only one proxy statement unless any shareholder at that address has given the broker contrary instructions. However, if any such beneficial shareholder residing at such an address wishes to receive a separate proxy statement in the future, or if any such beneficial shareholder that elected to continue to receive separate proxy statement wishes to receive a single proxy statement in the future, that shareholder should contact their broker or send a request to our U.S. Investor Relations Department at 2000 St. James Place, Houston, Texas 77056. Telephone requests may be directed to +1(713) 836-4000. We will deliver, promptly upon written or oral request to our U.S. Investor Relations Department, a separate copy of this proxy statement to a beneficial shareholder at a shared address to which a single copy of the documents was delivered.

Additional Information Available

The 2012 Annual Report on Form 10-K and the audited consolidated financial statements of the Company for the year ended December 31, 2012 and accompanying auditors’ reports have been filed with the SEC. Complete copies of these materials are available on our website at www.weatherford.com, and will be made available for inspection by the shareholders of the Company at our principal executive office located at 4-6 Rue Jean-François Bartholoni, 1204 Geneva, Switzerland, beginning May 30, 2013. Any record shareholder may obtain a copy of these documents free of charge by contacting our U.S. Investor Relations Department in writing at 2000 St. James Place, Houston, Texas 77056 or by telephone at +1 (713) 836-4000. Copies of any exhibits to our Annual Report on Form 10-K also are available upon written request subject to a charge for copying and mailing. If you have any other questions about us, please contact our U.S. Investor Relations Department at the address or phone number above or visit our website.

April 30, 2013

By Order of the Board of Directors
Charity R. Kohl
Corporate Secretary

Weatherford International Ltd. – 2013 Proxy Statement   48

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ANNEX A    PROPOSED ARTICLE 5 OF ARTICLES OF ASSOCIATION

Article 5   Authorized Share Capital

1.

The Board of Directors is authorized to increase the share capital, at anytime until 20 June 2015, by a maximum amount of CHF 177,480,000 by issuing a maximum of 153,000,000 fully paid-in Shares with a par value of CHF 1.16 each.

2.

The Board of Directors shall determine the time of the issuance, the issue price, the manner in which the new Shares have to be paid up, the date from which the Shares carry the right to dividends, the conditions for the exercise of the preferential subscription rights and the allotment of preferential subscription rights that have not been exercised. The Board of Directors may allow the preferential subscription rights that have not been exercised to expire, or it may place such rights or Shares, the preferential subscription rights of which have not been exercised, at market conditions or use them otherwise in the interest of the Company.

3.

The Board of Directors is authorized to withdraw or limit the preferential subscription rights of the shareholders, and to allot them to third parties, for cause, which shall include the following:

(a)

if the issue price of the new Shares is determined by reference to the market price; or

(b)

for the acquisition of an enterprise, part(s) of an enterprise or participations, or for the financing or refinancing of any of such transactions, or for the financing of new investment plans of the Company; or

(c)

for purposes of broadening the shareholder constituency of the Company in certain financial or investor markets, for purposes of the participation of strategic partners, or in connection with the listing of new Shares on domestic or foreign stock exchanges; or

(d)

for purposes of granting an over-allotment option (including options with respect to any security convertible into Shares, such as convertible debt securities or otherwise) (Greenshoe) of up to 20% of the total number of Shares in a placement or sale of Shares to the respective initial purchaser(s) or underwriter(s); or

(e)

for the participation in a benefit or other plan by members of the Board of Directors, members of the executive management, employees, contractors, consultants or other Persons performing services for the benefit of the Company or any of its subsidiaries; or

(f)

if the Shares to be issued will be issued for any consideration (including debt, equity or assets of another company) other than for cash consideration.

4.

The new Shares shall be subject to the limitations for registration in the share register pursuant to Articles 7 and 9.

Artikel 5   Genehmigtes Kapital

1.

Der Verwaltungsrat ist ermächtigt, das Aktienkapital jederzeit bis zum 20. Juni 2015 im Maximalbetrag von CHF 177’480’000 durch Ausgabe von höchstens 153’000’000 vollständig zu liberierenden Aktien mit einem Nennwert von je CHF 1.16 zu erhöhen.

2.

Der Verwaltungsrat legt den Zeitpunkt der Ausgabe, den Ausgabebetrag, die Art, wie die neuen Aktien zu liberieren sind, den Beginn der Dividendenberechtigung, die Bedingungen für die Ausübung der Bezugsrechte sowie die Zuteilung der Bezugsrechte, welche nicht ausgeübt wurden, fest. Nicht-ausgeübte Bezugsrechte kann der Verwaltungsrat verfallen lassen, oder er kann diese bzw. Aktien, für welche Bezugsrechte eingeräumt, aber nicht ausgeübt werden, zu Marktkonditionen platzieren oder anderweitig im Interesse der Gesellschaft verwenden.

3.

Der Verwaltungsrat ist ermächtigt, die Bezugsrechte der Aktionäre aus nachfolgenden wichtigen Gründen zu entziehen oder zu beschränken und Dritten zuzuweisen:

(a)

wenn der Ausgabebetrag der neuen Aktien unter Berücksichtigung des Marktpreises festgesetzt wird; oder

(b)

für die Übernahme von Unternehmen, Unternehmensteilen oder Beteiligungen oder für die Finanzierung oder Refinanzierung solcher Transaktionen oder die Finanzierung von neuen Investitionsvorhaben der Gesellschaft; oder

(c)

zum Zwecke der Erweiterung des Aktionärskreises in bestimmten Finanz- oder Investoren-Märkten, zur Beteiligung von strategischen Partnern, oder im Zusammenhang mit der Kotierung von neuen Aktien an inländischen oder ausländischen Börsen; oder

(d)

für die Einräumung einer Mehrzuteilungsoption (einschliesslich Optionen im Hinblick auf Wertpapiere, die in Aktien umwandelbar sind, wie etwa wandelbare Schuldverschreibungen oder andere) (Greenshoe) von bis zu 20% der zu platzierenden oder zu verkaufenden Aktien an die betreffenden Erstkäufer oder Festübernehmer im Rahmen einer Aktienplatzierung oder eines Aktienverkaufs; oder

(e)

für die Teilnahme an einem Beteiligungs- oder anderem Plan von Mitgliedern des Verwaltungsrates, Mitgliedern der Geschäftsleitung, Mitarbeitern, Beauftragten, Beratern oder anderen Personen, die für die Gesellschaft oder eine ihrer Tochtergesellschaften Leistungen erbringen; oder

(f)

wenn die Aktien anders als in bar (d.h. durch Einlage von Fremdkapital, Eigenkapital oder Sacheinlage von Vermögensteilen eines anderen Unternehmens) liberiert werden.

4.

Die neuen Aktien unterliegen den Eintragungsbeschränkungen in das Aktienbuch von Artikel 7 und 9.

Weatherford International Ltd. – 2013 Proxy Statement   A-1

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Our CR philosophy in action

Weatherford’s 335,000-square-foot office building at 2000 St. James Place, Houston, has been awarded LEED Gold certification, a rating given by the U.S. Green Building Council.

Weatherford’s LEED Gold certification underlines a commitment to the environment, energy efficiency and safety. Features of our U.S. HQ include:

•

Efficient heating and cooling systems that are properly zoned to reduce energy consumption

•

Office furnishings tested or third-party certified for low emissions

•

Roof with a reflective surface that helps reduce heat gain in the building and community

•

Automatic timers that reduce light transmittance between the hours of 11 p.m. and 5 a.m.

•

Implementation of a construction management plan that improves air quality for the life of this space

•

Alternative transportation, bicycle storage and changing rooms accessible to all employees

Houston Business Journal Landmark Awards 2013 Workplace Interior winner
The improved, easier to read formatting of our Proxy Statement has reduced the number of pages we print, conserving the following resources:
12 tons of wood, the equivalent of 78 trees
106 million fewer BTUs, enough energy to operate one American home for 425 days
74,731 fewer gallons of water
6,284 fewer pounds of solid waste
Environmental impact estimates calculated using the Environmental Paper Network Paper Calculator. For more information visit www.papercalculator.org

WEATHERFORD INTERNATIONAL LTD.
2000 ST. JAMES PLACE
HOUSTON, TX 77056

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M58865-P38163 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

WEATHERFORD INTERNATIONAL LTD.

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
1. Approve the 2012 Annual Report, the Consolidated Financial Statements for fiscal year 2012 and the Statutory Financial Statements of Weatherford International Ltd. for fiscal year 2012.	☐	☐	☐
2. Discharge the Board of Directors and executive officers from liability under Swiss law for the year ended December 31, 2012.	☐	☐	☐
3. Elect Directors			
Nominees:			
3a. Bernard J. Duroc-Danner	☐	☐	☐
3b. Nicholas F. Brady	☐	☐	☐
3c. David J. Butters	☐	☐	☐
3d. John D. Gass	☐	☐	☐
3e. Francis S. Kalman	☐	☐	☐
3f. William E. Macaulay	☐	☐	☐
3g. Robert K. Moses, Jr.	☐	☐	☐
3h. Guillermo Ortiz	☐	☐	☐
3i. Emyr Jones Parry	☐	☐	☐
3j. Robert A. Rayne	☐	☐	☐
4. Ratify the appointment of KPMG LLP as our independent registered public accounting firm and elect KPMG AG as our Swiss statutory auditor.	☐	☐	☐
5. Approve amendments to Weatherford's Articles of Association to authorize issuable authorized share capital in an amount equal to 18.22% of current stated capital and grant an authorization of the Board of Directors to issue shares from authorized share capital for the period from June 20, 2013 to June 20, 2015.	☐	☐	☐
6. Adopt an advisory resolution approving the compensation of the named executive officers.	☐	☐	☐

	Yes	No
The signatory appoints Joseph C. Henry or, failing him, Bernard J. Duroc-Danner, each with full power of substitution.	☐	☐
The signatory appoints Mr. Tal Schibler, acting as independent proxy.	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.wftproxy.com.

M58866-P38163

WEATHERFORD INTERNATIONAL LTD.
Annual Meeting of Shareholders
June 20, 2013 9:00 AM
This proxy is solicited by the Board of Directors

The undersigned shareholder of Weatherford International Ltd. ("Weatherford") hereby appoints the person designated hereafter as proxy for the undersigned to vote the number of registered shares of Weatherford that the undersigned would be entitled to vote if personally present at the Annual General Meeting of Shareholders of Weatherford to be held on June 20, 2013, at 9:00 a.m., Swiss time, at the Mandarin Oriental Hotel, Quai Turrettini 1, 1201 Geneva, Switzerland, and at any adjournment or postponement thereof, on the following matters that are more particularly described in the Proxy Statement for the 2013 Annual General Meeting.

We urge you to complete, sign, date and return this proxy card to us no later that June 18, 2013 to ensure your representation at the Annual General Meeting.

This proxy card, when properly executed, will be voted in the manner directed by the undersigned shareholder on the reverse side of this proxy card. IF NO DIRECTION IS MADE, THESE SHARES WILL BE VOTED "FOR" EACH OF THE NOMINEES FOR DIRECTOR LISTED UNDER PROPOSAL 3 WITH RESPECT TO WHOM NO DIRECTION IS MADE AND "FOR" ALL OTHER PROPOSALS.

IF YOU RETURN THIS PROXY CARD DULY SIGNED WITHOUT MARKING ON THE REVERSE SIDE OF THIS PROXY CARD WHO YOU WISH TO APPOINT AS YOUR PROXY, JOSEPH C. HENRY OR, FAILING HIM, BERNARD J. DUROC-DANNER, WILL BE APPOINTED AS YOUR PROXY, EACH WITH FULL POWER OF SUBSTITUTION.

Continued and to be signed and dated on reverse side